                                                               EXHIBIT 10.(i)(M)



================================================================================



                                CREDIT AGREEMENT

                          dated as of October 4, 1996

                                     among

                      MONTGOMERY WARD & CO., INCORPORATED,

                                VARIOUS LENDERS,

                            THE BANK OF NOVA SCOTIA,
                            ------------------------
                            as Administrative Agent

                                      and

                             THE BANK OF NEW YORK,
                             as Documentation Agent



================================================================================

                         TABLE OF CONTENTS

                                                             Page
                                                             ----

SECTION 1  CERTAIN DEFINITIONS................................  1

     1.1  Definitions.........................................  1
     1.2  Groups and Types of Loans........................... 11

SECTION 2  LOANS.............................................. 11

     2.1  Commitment to Make Loans............................ 11
     2.2  Loan Limits......................................... 12
     2.3  Borrowing Procedure................................. 12
     2.4  Repayment........................................... 12
     2.5  Notes............................................... 12
     2.6  Voluntary Termination or Reduction of the
          Commitments......................................... 12
     2.7  Prepayment.......................................... 13

SECTION 3 [Reserved].......................................... 13

SECTION 4 [Reserved].......................................... 13

SECTION 5 TERMINATION OF COMMITMENTS UPON A CHANGE
          OF CONTROL.......................................... 13

SECTION 6 INTEREST AND FEES................................... 13

     6.1  Interest Rates...................................... 13
     6.2  [Reserved].......................................... 14
     6.3  Interest Payment Dates.............................. 14
     6.4  Setting and Notice of Loan Rates.................... 14
     6.5  Commitment Fee...................................... 15
     6.6  [Reserved]
     6.7  Agents' Fees........................................ 15
     6.8  Computation of Interest and Fees.................... 15

SECTION 7 LOAN PROCEDURES; CONVERSIONS AND CONTINUATIONS...... 15

     7.1  Procedure for Loans................................. 15
     7.2  Conversion and Continuation Procedures.............. 17

SECTION 8 MAKING AND SHARING OF PAYMENTS AND PREPAYMENTS;
          SETOFF; TAXES; RECORDKEEPING........................ 18

     8.1  Making of Payments.................................. 18
     8.2  Sharing of Payments................................. 18
     8.3  Setoff.............................................. 19
     8.4  Taxes............................................... 19

                                                             Page
                                                             ----

SECTION 9 CHANGE OF CIRCUMSTANCES............................. 21

     9.1  Reserve and Capital Adequacy Costs.................. 21
     9.2  Increased Costs..................................... 22
     9.3  Basis for Determining Interest Rate Inadequate or
          Unfair.............................................. 24
     9.4  Changes in Law Rendering Certain Loans Unlawful..... 25
     9.5  Funding Losses...................................... 25
     9.6  Discretion of Lenders as to Manner of Funding....... 25
     9.7  Conclusiveness of Statements; Survival of
          Provisions.......................................... 26

SECTION 10  REPRESENTATIONS................................... 26

     10.1   Organization, etc................................. 26
     10.2   Authorization; No Conflict........................ 26
     10.3   Validity and Binding Nature....................... 27
     10.4   Financial Statements.............................. 27
     10.5   Litigation and Contingent Liabilities............. 27
     10.6   Title to Property................................. 27
     10.7   Liens............................................. 28
     10.8   Subsidiaries...................................... 28
     10.9   Plans and Welfare Plans........................... 28
     10.10  Investment Company Act............................ 28
     10.11  Public Utility Holding Company Act................ 28
     10.12  Regulations G, U and X............................ 28
     10.13  Labor Controversies............................... 28
     10.14  Tax Status........................................ 29
     10.15  No Default........................................ 29
     10.16  Compliance with Applicable Laws................... 29
     10.17  Licenses, etc..................................... 30
     10.18  Purpose........................................... 30

SECTION 11  COVENANTS......................................... 30

SECTION 12 CONDITIONS..........................................30

     12.1  Effectiveness of Agreement......................... 30
     12.2  Conditions to Loans................................ 32

SECTION 13 EVENTS OF DEFAULT AND THEIR EFFECT................. 33

     13.1  Events of Default.................................. 33
     13.2  Effect of Event of Default......................... 36

SECTION 14 THE AGENTS......................................... 37

     14.1  Authorization...................................... 37
     14.2  Indemnification.................................... 37
     14.3  Action on Instructions of the Required Lenders..... 37

                                                             Page
                                                             ----

     14.4  Payments........................................... 38
     14.5  Exculpation........................................ 39
     14.6  Credit Investigation............................... 40
     14.7  Agents and Affiliates.............................. 40
     14.8  Resignation and Removal............................ 40

SECTION 15 GENERAL............................................ 41

     15.1  Waiver; Amendments................................. 41
     15.2  Notices............................................ 42
     15.3  Computations....................................... 42
     15.4  Participations; Assignments; Replacement of
           Lenders............................................ 43
     15.5  Costs, Expenses and Taxes.......................... 47
     15.6  Indemnification.................................... 47
     15.7  Regulation U....................................... 48
     15.8  Captions........................................... 48
     15.9  Governing Law; Severability........................ 48
     15.10 Waiver of Jury Trial............................... 48
     15.11 Counterparts; Effectiveness........................ 49
     15.12 Supersession....................................... 49
     15.13 Successors and Assigns............................. 49

                      SCHEDULES and EXHIBITS

SCHEDULES
---------

SCHEDULE I          Lenders and Commitments (Sections 1.1
                                             ------------
                    and 15.4)
                        ----

SCHEDULE II         Litigation (Section 10.5)
                                ------------

SCHEDULE III        Liens (Section 10.7)
                           ------------

SCHEDULE IV         Subsidiaries and Restricted Subsidiaries
                    (Section 10.8)
                     ------------

SCHEDULE V          Post-Retirement Welfare Plan Benefits
                    (Section 10.9)
                     ------------


EXHIBITS            FORM OF
--------            -------

EXHIBIT A           Note (Section 2.5)
                          -----------

EXHIBIT B           Loan Request (Section 7.1)
                                  -----------

EXHIBIT C           Opinion of Counsel for the Company
                    (Section 12.1)
                     ------------

EXHIBIT D           Certificate as to Satisfaction of
                    Conditions (Section 12.1)
                                ------------

EXHIBIT E           Assignment and Acceptance (Section
                                               -------
                    15.4(b))
                    -------

                                CREDIT AGREEMENT
                                ----------------


          THIS CREDIT AGREEMENT (this "Agreement"), dated as of October 4, 1996, is among MONTGOMERY WARD & CO., INCORPORATED, an Illinois corporation (herein, together with its successors and permitted assigns, called the "Company"), the lenders listed on the signature pages hereof (herein, together with their respective successors and assigns, collectively called the "Lenders" and individually called a "Lender"), THE BANK OF NOVA SCOTIA, as administrative agent for the Lenders (herein, in such capacity, together with its successors and assigns in such capacity, called the "Administrative Agent"), THE BANK OF NEW YORK, as documentation agent for the Lenders (herein, in such capacity, together with its successors and assigns in such capacity, called the "Documentation Agent") (the Administrative Agent and the Documentation Agent are herein collectively called the "Agents" and individually called an "Agent").

          WHEREAS, the Company wishes to be able to borrow funds from the Lenders from time to time on a revolving basis; and

          WHEREAS, subject to the terms and conditions set forth herein, the Lenders are willing to make loans to the Company;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:


          SECTION 1  CERTAIN DEFINITIONS.

          1.1  Definitions.  When used herein the following terms have the
                              -----------
following respective meanings:

          "Administrative Agent" - see Preamble.
                          --------------------

          "Affiliate" means with respect to any Person, any other Person
           ---------
directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through ownership of voting securities, by contract or otherwise.

          "Agent(s)" - see Preamble.
           --------

          "Agent Parties" - see Section 14.2.
           -------------        ------------

          "Aggregate Commitment" means $165,000,000 or such lesser amount as the
           --------------------
Company may specify from time to time pursuant to Section 2.6.
                                                  -----------

          "Agreement" - see Preamble.
           ---------

          "Assignee(s)" - see Section 15.4(b).
           -----------        ---------------

          "Assignment" - see Section 15.4(b).
           ----------        ---------------

          "Authorized Officer" means the President, the Chief Executive Officer,
           ------------------
the Chief Financial Officer, the Treasurer or any Assistant Treasurer of the Company.

          "Base Rate" means at any time and from time to time the higher of (i)
           ---------
the rate per annum then most recently publicly announced or established by the Lender which is acting as the Administrative Agent as its "reference rate" or "prime rate" (or such Lender's equivalent thereof) at its Funding Office for Base Rate Loans, or (ii) the Federal Funds Rate plus 1/2 of 1% per annum.

          "Base Rate Loan" means any Loan which bears interest by reference to
           --------------
the Base Rate.

          "Business Day" means (i) any day of the year other than a Saturday, a
           ------------
Sunday or other day on which banks in Chicago, Atlanta or New York City are authorized or required by law to close, and (ii) if the applicable Business Day relates to the determination of a Eurodollar Rate or to the funding or payment of a Eurodollar Loan, a day on which dealings are carried on in the London interbank eurodollar market.

          "Change" - see Section 9.1(b).
           ------        --------------

          "Change of Control" means any event by which GE Capital ceases to own
           -----------------
on a fully-diluted basis the percentage of each class of the capital stock of the Company which is owned by it on the Effective Date on a fully-diluted basis.

          "Class A Common Stock" is used as defined in the Short Term Credit
           --------------------
Agreement.

          "Code" means the Internal Revenue Code of 1986, as amended.
           ----

          "Commitment" means, for each Lender, such Lender's Commitment to make
           ----------
Loans on the terms and subject to the conditions of this Agreement, the maximum amount of such Commitment being the amount opposite such Lender's name on
Schedule I as the same may be revised pursuant to
----------

Section 2.6; and "Commitments" means, collectively, the Commitments of all of
-----------       -----------
the Lenders to make Loans on the terms and subject to the conditions of this Agreement.

          "Company" - see Preamble.
           -------

          "Consolidated Shareholder's Equity" is used as defined
           ---------------------------------
in the Short Term Credit Agreement.

          "Continue," "Continuation" and "Continued" refer to continuations of
           --------    ------------       ---------
Loans pursuant to Section 7.2.
                  -----------

          "Conversion Notice" - see Section 7.2(a).
           -----------------        --------------

          "Convert", "Conversion" and "Converted" refer to conversions of Loans
           -------    ----------       ---------
pursuant to Section 7.2.
            -----------

          "Debt-Like Preferred Stock" is used as defined in the Short Term
           -------------------------
Credit Agreement.

          "Documentation Agent" - see Preamble.
           -------------------

          "Dollar(s)" and the sign "$" mean lawful money of the United States of
           ---------                -
America.

          "Effective Date" - see Section 12.1.
           --------------        ------------

          "Equalization Amount" - see Section 8.4(c).
           -------------------        --------------

          "ERISA" is used as defined in the Short Term Credit Agreement.
           -----

          "ERISA Affiliate" is used as defined in the Short Term Credit
           ---------------
Agreement.

          "Eurocurrency Reserve Percentage" means, with respect to any day, a
           -------------------------------
percentage (expressed as a decimal) equal to the percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any marginal reserve requirement) applicable to "Eurocurrency liabilities" pursuant to Regulation D or any other then applicable regulation of said Board of Governors which prescribes reserve requirements applicable to "Eurocurrency liabilities" as presently defined in Regulation D.

          "Eurodollar Loan" means any Loan which bears interest at a rate
           ---------------
determined by reference to the Eurodollar Rate.

          "Eurodollar Rate" means, with respect to any Interest Period, and
           ---------------
subject to Section 6.4(b), the rate per
           --------------
annum equal to the arithmetic mean (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the respective rates per annum notified to the Administrative Agent by the Reference Lenders (or any thereof) prior to 9:30 a.m., Chicago time, on the second Business Day prior to the commencement of such Interest Period as the rate at which Dollar deposits are offered by the principal London office of each such Reference Lender to prime banks in the London interbank eurodollar market as at or about 11:00 a.m., London time, for delivery for same day value on the first day of such Interest Period, for the number of days comprised therein and in an amount approximately equal to the amount of such Reference Lender's Eurodollar Loan for such Interest Period.

          "Eurodollar Rate (Reserve Adjusted)" means, with respect to any
           ----------------------------------
Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined pursuant to the following formula:

          Eurodollar Rate      =      Eurodollar Rate
                                      ---------------
        (Reserve Adjusted)             1-Eurocurrency
                                         Reserve Percentage

          "Event of Default" means any of the events described in Section 13.1.
           ----------------                                       ------------

          "Existing Credit Agreements" means collectively (i) the Long-term
           --------------------------
Credit Agreement, dated September 15, 1994, as amended through September 6, 1996 (and with the consent of the Required Lenders, as further amended or modified from time to time), among the Company, various lenders from time to time party thereto and certain agents listed on the signature pages thereof (the "Long Term Credit Agreement"), (ii) the Short Term Credit Agreement, dated September 15, 1994, as amended through September 6, 1996 (and, with the consent of the Required Lenders, as further amended and modified from time to time provided,
                                                                    --------
that any increase in the aggregate commitments thereunder which is provided for
----
therein shall not be deemed an amendment or modification) among the Company, various lenders from time to time party thereto and certain agents listed on the signature pages thereof (the "Short Term Credit Agreement").

          "Existing Signature Credit Agreement" means the Credit Agreement dated
           -----------------------------------
as of September 27, 1996 among Signature Financial/Marketing, Inc., The Bank of New York, and The Bank of Nova Scotia as amended or modified from time to time.

          "Federal Funds Rate" means, for any day, the rate set forth in the
           ------------------
weekly statistical release designated as H.15(519), or any successor publication, published by the

Board of Governors of the Federal Reserve System (including any such successor, "H.15(519)") for that day opposite the caption "Federal Funds (Effective)". If on any relevant day such rate is not yet published in H.15(519), the rate for that day will be the rate set forth in the daily statistical release designated as the Composite 3:30 P.M. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 P.M. Quotations") for that day under the caption "Federal Funds Effective Rate". If on any relevant day the appropriate rate for such day is not yet published in either H.15(519) or the Composite 3:30 P.M. Quotations, the rate for such day will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m., New York time, on that day by each of three leading brokers of Federal funds transactions in New York City, selected by the Administrative Agent.

          "Finance Obligation(s)" means with respect to any Person, as of the
           ---------------------
date of determination thereof, (i) any and all of such Person's Indebtedness for Borrowed Money, (ii) any and all of such Person's actual or contingent reimbursement obligations with respect to letters of credit issued for such Person's account, (iii) any and all of such Person's actual or contingent obligations with respect to interest swap agreements or currency swap agreements or other hedge agreements relating to fluctuations in interest rates or currencies, (iv) any and all of such Person's liabilities under Title IV of ERISA, and (v) any and all indebtedness or obligations of any of the types described in the preceding clauses (i), (ii), (iii) and (iv) for which such
                           -----------  ----  -----     ----
Person is liable, directly or indirectly, under a Guaranty.

          "Fiscal Quarter" means a fiscal quarter of any Fiscal Year.
           --------------

          "Fiscal Year" means a fiscal year of the Company which begins on the
           -----------
Sunday following the Saturday closest to December 31 of any calendar year and ends on the Saturday closest to December 31 of the next succeeding calendar year.

          "Funding Date" means the date on which any Loan is disbursed or
           ------------
scheduled to be disbursed.

          "Funding Office" means with respect to any Eurodollar Loan or Base
           --------------
Rate Loan by any Lender, the office or Affiliate of such Lender specified for such Type of Loan beneath such Lender's signature hereto or in any relevant Assignment. Any Lender's Funding Office for a particular Loan shall be the office or Affiliate through which such Lender shall fund or shall have funded such Loan. Subject to Section 9.6(b), each Funding Office of each Lender may be changed to another
   --------------
domestic or foreign office of such Lender or domestic or foreign office of any Affiliate of such Lender upon written notice from such Lender to the Company, the Administrative Agent.

          "GAAP" means the generally accepted accounting principles applied in
           ----
the preparation of the audited consolidated financial statements of the Company and its Subsidiaries as at December 30, 1995, with such changes thereto as (a) shall be consistent with the then effective principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors and successors, and (b) shall be concurred in by the independent certified public accounts of recognized national standing certifying any financial statements of the Company and its Subsidiaries.

          "GE Capital" means General Electric Capital Corporation, together with
           ----------
its successors and assigns.

          "GE Capital Parties" means GE Capital, Monogram and MWCC.
           ------------------

          "Group" - see Section 1.2.
           -----        -----------

          "Guaranty" is used as defined in the Short Term Credit Agreement.
           --------

          "Indebtedness for Borrowed Money" is used as defined in the Short
           -------------------------------
Term Credit Agreement.

          "Indemnified Liabilities" - see Section 15.6.
           -----------------------        ------------

          "Interest Period" means (i) with respect to any Eurodollar Loan, the
           ---------------
period commencing on such Eurodollar Loan's Funding Date (or on the date such Loan was Converted to or Continued as a Eurodollar Loan) and ending 1, 2 or 3 months thereafter as selected by the Company pursuant to Section 7.1(a) or 7.2,
                                                         --------------    ---
(ii) with respect to any Base Rate Loan, the period commencing on such Base Rate Loan's Funding Date (or on the date such Loan was Converted to or Continued as a Base Rate Loan) and ending on the last Business Day of the next following March, June, September or December, whichever comes first; provided, however, that:
                                                    --------  -------

          (A) if an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day (unless, in the case of a Eurodollar Loan, such next succeeding Business Day would fall in the next succeeding calendar month, in which case such Interest Period shall end on the next preceding Business
     Day);

          (B) in the case of an Interest Period for any Eurodollar Loan, if there exists no day numerically corresponding to the day such Loan was made in the month in which the last day of such Interest Period would otherwise fall, such Interest Period shall end on the last Business Day of such month; and

          (C) no Interest Period for any Loan shall extend beyond the Termination Date.

          "Lender(s)" - see Preamble.
           ---------

          "Lender Parties" - see Section 15.6.
           --------------        ------------

          "Liabilities" means any and all of the Company's obligations to the
           -----------
Agents and the Lenders, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, which arise out of or in connection with this Agreement, any Note or any document, instrument or agreement executed in connection with any of the foregoing.

          "Lien" means any mortgage, pledge, lien, security interest or other
           ----
charge, including the retained security title of a conditional vendor or lessor.

          "Litigation" means any litigation, proceeding (including without
           ----------
limitation any governmental proceeding or arbitration proceeding), claim, lawsuit and/or investigation (including, without limitation, any environmental litigation, proceeding, claim, lawsuit and/or investigation) pending or threatened against or involving the Company or any Subsidiary or any of its or their businesses or operations.

          "Loan(s)" - see Section 2.1.
          --------        -----------

          "Loan Request" - see Section 7.1(a).
           ------------        --------------

          "Long Term Credit Agreement" - see definition of Existing Credit
           --------------------------
Agreements.

          "Margin Stock" has the meaning given to such term in Regulations U
           ------------
and/or X.

          "Material Litigation" or "Material Litigation Development" means any
           -------------------      -------------------------------
Litigation or development in any Litigation which could individually or in the aggregate impair the validity or enforceability of or the ability of the Company to perform any of its obligations under this Agreement or the Notes or the Retail Credit Program Agreement, or materially impair the ability of the Company to conduct business substantially as now conducted, or materially and adversely affect the consolidated business, operations, prospects or financial condition of the Company and its Subsidiaries, taken as a whole.

          "Memorandum of Understanding" means the "Memorandum of Understanding"
           ---------------------------
as defined in that certain letter agreement dated March 19, 1996 among the Company, the lenders and the agents under the Short Term Credit Agreement.

          "Mobil" - see Section 10.14(c).
           -----        ----------------

          "Monogram" means Monogram Retail Credit Card Bank of Georgia, a
           --------
subsidiary of GE Capital.

          "MWCC" means Montgomery Ward Credit Corporation.
           ----

          "Non-United States Person" means a Person who is not (i) a citizen or
           ------------------------
resident of the United States, (ii) a corporation, partnership or other entity created or organized under the laws of the United States, or (iii) an estate or trust the income of which is subject to United States federal income taxation regardless of its source; and "United States" means the United States of America
                               -------------
(including the States and the District of Columbia).

          "Note" - see Section 2.5.
           ----        -----------

          "Parent" means Montgomery Ward Holding Corp., a Delaware corporation,
           ------
together with any Successor to Parent.

          "Participant(s)" - see Section 15.4(a).
           --------------        ---------------

          "Percentage" - as to any Lender means a percentage based on the ratio
           ----------
that the Commitment of such Lender bears to the Aggregate Commitment.

          "Person" means an individual or a corporation, partnership, trust,
           ------
incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

          "Plan" is used as defined in the Short Term Credit Agreement.
           ----

          "Qualified Purchaser" is used as defined in the Short Term Credit
           -------------------
Agreement.

          "Ratio of Earnings to Fixed Charges" is used as defined in the Short
           ----------------------------------
Term Credit Agreement.

          "Reference Lender" means The Bank of New York and The Bank of Nova
           ----------------
Scotia.

          "Regulation D" means Regulation D of the Board of Governors of the
           ------------
Federal Reserve System and any successor rule or regulation of similar import as in effect from time to time.

          "Regulation G" means Regulation G of the Board of Governors of the
           ------------
Federal Reserve System and any successor rule or regulation of similar import as in effect from time to time.

          "Regulation U" means Regulation U of the Board of Governors of the
           ------------
Federal Reserve System and any successor rule or regulation of similar import as in effect from time to time.

          "Regulation X" means Regulation X of the Board of Governors of the
           ------------
Federal Reserve System and any successor rule or regulation of similar import as in effect from time to time.

          "Required Lenders" means at any time Lenders having at least 66-2/3%
           ----------------
of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing at least 66-2/3% of the aggregate unpaid principal amount of the Loans.

          "Restricted Subsidiary" means any Subsidiary designated as such by the
           ---------------------
Company's Board of Directors or by an officer of the Company authorized by the Board of Directors to make such designation and which designation shall not thereafter have been cancelled by the Company's Board of Directors or by an officer of the Company authorized by the Board of Directors to effect such cancellation; provided, however, that a Subsidiary may be designated as a
              --------  -------
Restricted Subsidiary or such designation may be cancelled if and only if immediately after such designation or cancellation, and after giving effect thereto, no Event of Default or Unmatured Event of Default shall have occurred and be continuing.

          "Retail Credit Program Agreement" means the "Retail Credit Program
           -------------------------------
Agreement" as defined in that certain letter agreement dated March 19, 1996 among the Company, the lenders and the agents named therein, as such Retail Credit Program Agreement may be amended, modified or supplemented from time to time in a manner which does not result in an Event of Default under Section
                                                                    -------
13.1(j).
-------

          "Risk-Based Capital Guidelines" - see Section 9.1(b).
           -----------------------------        --------------

          "SEC" means the Securities Exchange Commission and any successor
           ---
thereof.

          "Seller Notes" is used as defined in the Short Term Credit Agreement.
           ------------

          "Short Term Credit Agreement" - see definition of Existing Credit
           ---------------------------
Agreements.

          "Special Restricted Subsidiary" means any Restricted Subsidiary (i)
           -----------------------------
with assets that constitute one percent (1%) or less of the total assets of the Company and all Restricted Subsidiaries, (ii) with net income for the most recent Fiscal Year that constitutes one percent (1%) or less of the total net income of the Company and all Restricted Subsidiaries for the most recent Fiscal Year, and (iii) with equity of less than $4,000,000.

          "Subsidiary" means a corporation of which the Company and/or its other
           ----------
Subsidiaries own, directly or indirectly, such number of outstanding shares as have more than 50% of the ordinary voting power for the election of such corporation's directors.

          "Successor to Parent" - see Section 13.1(h).
           -------------------        ---------------

          "Tax Benefit" - see Section 8.4(c).
           -----------        --------------

          "Taxes" - see Section 8.4(a).
           -----        --------------

          "Termination Date" means, with respect to each Lender, the earlier to
           ----------------
occur of (i) March 1, 1997, or (ii) such other date on which the Aggregate Commitments shall terminate pursuant to Section 5 or 13.2 or be reduced to zero
                                        ---------    ----
pursuant to Section 2.6 and, if in any case such day is not a Business Day, the
            -----------
next preceding Business Day.

          "Type" - see Section 1.2.
           ----        -----------

          "Unmatured Event of Default" means any event which if it continues
           --------------------------
uncured will, with lapse of time or notice or lapse of time and notice, constitute an Event of Default.

          "Welfare Plan" has the meaning assigned to such term by ERISA.
           ------------

          1.2  Groups and Types of Loans.  Loans hereunder are distinguished by
               -------------------------
"Type" and by "Group". The "Type" of a Loan refers to whether such Loan is a Base Rate Loan or a Eurodollar Loan. A "Group" of Loans consists of Loans of the same Type, with the same Funding Date or Conversion or Continuation date, and having the same Interest Period.


          SECTION 2  LOANS.

          2.1  Commitment to Make Loans.  On the terms and subject to the
               ------------------------
conditions of this Agreement, each of the Lenders, severally and for itself alone, agrees to make revolving loans to the Company (herein collectively called the "Loans" and individually called a "Loan") on a revolving basis from time to time before the Termination Date in amounts equal to such

Lender's Percentage of such aggregate amounts as the Company may from time to time request pursuant to Section 7.1, but subject to the limits specified in
                         -----------
Section 2.2.  The Loans may be either Eurodollar Loans or Base Rate Loans, as
-----------
selected by the Company pursuant to Section 7.1.
                                    -----------

          2.2  Loan Limits.  The Loans shall be subject to the following limits:
               -----------

          (a) Each Lender's share of a Group of Loans shall be pro rata according to its Percentage;

          (b) The aggregate principal amount of all Loans of all Lenders at any one time outstanding shall not exceed the then Aggregate Commitment; and

          (c) The Company shall not borrow under this Agreement unless all Commitments (as defined in each of the Short Term Credit Agreement and the Long Term Credit Agreement) are then fully used.

          2.3  Borrowing Procedure.  The Company shall make requests for Loans,
               -------------------
and each Lender (and, to the extent that the Administrative Agent has received immediately available funds from one or more Lenders, the Administrative Agent) shall fund such requests, pursuant to the procedure set forth in Section 7.1.
                                                                 -----------

          2.4  Repayment.  The Company promises to pay to each Lender on the
               ---------
Termination Date the principal amount of all Loans made by such Lender which remain outstanding on such Termination Date.

          2.5  Notes.  Each Loan shall be evidenced by the Company's promissory
               -----
note (as amended, modified or supplemented from time to time, and together with any renewals thereof or exchanges or substitutions therefor, collectively called the "Notes" and individually called a "Note") substantially in the form set forth as Exhibit A, with appropriate insertions, each of which shall be dated
         ---------
the Effective Date and made payable to the order of each Lender, respectively.

          2.6  Voluntary Termination or Reduction of the Commitments and
               ---------------------------------------------------------
Mandatory Prepayment.
--------------------

          (a)  Termination.  At any time on at least five days' prior
               -----------
irrevocable notice received by the Administrative Agent (which shall promptly on the same day or on the next Business Day advise each other Agent and each Lender thereof), the Company may terminate concurrently the Commitments of all the Lenders in their entirety upon payment in full (in Dollars and in same day funds) of all outstanding Loans together with all interest accrued thereon and all fees and other obligations (including breakage fees pursuant to Section 9.5) of the Company related thereto.
                          -----------

          (b)  Reduction.  At any time on at least five days' prior irrevocable
               ---------
notice received by the Administrative Agent (which shall promptly on the same day or on the next Business Day advise each other Agent and each Lender thereof), the Company may permanently reduce the Aggregate Commitment (such reduction to be pro rata among the Lenders according to their respective
                --- ----
Percentages). Concurrently with each such reduction of the Aggregate Commitment, the Company shall make a mandatory prepayment of the Loans such that after giving effect thereto (i) the sum of all outstanding Loans shall not exceed the then reduced amount of the Aggregate Commitment, and (ii) the aggregate principal amount of all Loans of any Lender, shall not exceed the amount of such Lender's Commitment as so reduced. Each prepayment pursuant to this Section 2.6(b) shall be subject to the provisions of Section 8.1.
     --------------                                       -----------

          2.7  Mandatory Prepayment.  The Company agrees that concurrent with
               --------------------
any payment of the loans under either of the Existing Credit Agreements (other than a payment which does not reduce the aggregate principal amount of loans outstanding under either of the Existing Credit Agreements), it will make a mandatory prepayment in full of all Loans under this Agreement, it being understood, however, that upon the occurrence and during the continuance of an Event of Default (as defined in each of the Existing Credit Agreements), all Loans under this Agreement shall be paid ratably with the repayment of loans under the Existing Credit Agreements, in each case according to the aggregate principal amount of Loans or loans, as the case may be, then outstanding under this Agreement and under the Existing Credit Agreements.


          SECTION 3 [Reserved]


          SECTION 4 [Reserved]


          SECTION 5  TERMINATION OF COMMITMENTS UPON A CHANGE OF
                     CONTROL

          If a Change of Control occurs, then upon thirty days' written notice to the Company given not later than 180 days after the date on which written notice of the occurrence of such Change of Control is given to the Lenders pursuant to Section 11.1(h) of the Short Term Credit Agreement as incorporated
            ---------------
herein pursuant to Section 11 following any Change of Control, (i) the Required
                   ----------
Lenders may by notice to the Company terminate the Commitments of all of the Lenders, whereupon all of the Commitments shall terminate immediately, and (ii) the Required Lenders may by notice to the Company declare all Liabilities to be due and payable, whereupon all Liabilities shall become immediately due and payable, all without presentment, demand or further notice of any kind, all of which are hereby waived by the Company.


          SECTION 6  INTEREST AND FEES.

          6.1  Interest Rates.  The Company hereby promises to pay interest on
               --------------
the unpaid principal amount of each Loan for the period commencing on the Funding Date of such Loan until such Loan is paid in full, as follows:

          (a) if such Loan is a Base Rate Loan, at a rate per annum equal to the Base Rate from time to time in effect;

          (b) if such Loan is a Eurodollar Loan, at a rate per annum during each Interest Period equal to the Eurodollar Rate applicable to such Interest Period, plus 1.5% per annum;

provided, however, that after maturity of any Loan (whether by acceleration or
--------  -------
otherwise), such Loan shall bear interest on the unpaid principal amount thereof at a rate per annum equal to the Base Rate from time to time in effect (but not less than the applicable interest rate in effect at maturity) plus 2% per annum. The Company hereby further promises to pay any additional interest on the unpaid principal amount of each applicable Eurodollar Loan, whether before or after the maturity thereof, as may be required in accordance with Section 9.
                                                        ---------

          6.2  [Reserved]

          6.3  Interest Payment Dates.  Accrued interest on each Loan shall be
               ----------------------
payable on the last day of the Interest Period therefor and on each Conversion date related to such Loan. After maturity of any Loan, accrued interest on such Loan shall be payable on demand.

          6.4  Setting and Notice of Loan Rates.
               --------------------------------

          (a) The applicable interest rate for each Loan shall be determined by the Administrative Agent and, in the case of Eurodollar Loans, notice thereof shall be given by the Administrative Agent to the Company and each Lender promptly, but in any event on the same day as received. Each determination of the applicable interest rate by the Administrative Agent shall be conclusive and binding upon the parties hereto, in the absence of manifest error.

          (b) In the case of Eurodollar Loans, each Reference Lender agrees to use its best efforts to notify the

Administrative Agent in a timely fashion of its applicable rate after the Administrative Agent's request therefor. If as to any Interest Period any one or more of the Reference Lenders is unable or for any reason fails to notify the Administrative Agent of its applicable rate by 9:30 a.m., Chicago time, two Business Days before the beginning of such Interest Period, then the applicable Eurodollar Rate shall be determined on the basis of the rate or rates of which the Administrative Agent is given notice by the remaining Reference Lender or Lenders by such time. If none of the Reference Lenders notifies the Administrative Agent of such a rate prior to 9:30 a.m., Chicago time, two Business Days before the beginning of such Interest Period, then (i) the Administrative Agent shall promptly notify the other parties thereof and (ii) at the Company's option, the Loan Request or Conversion Notice delivered by the Company with respect to such Interest Period shall be cancelled or, if not cancelled, shall be deemed to have specified a Base Rate Loan.

          (c) The Administrative Agent shall, upon written request of the Company or any Lender, deliver to the Company or such Lender a statement showing the computations used by the Administrative Agent in determining the interest rate applicable to any Eurodollar Loan.

          6.5  Commitment Fee.  The Company agrees to pay to the Administrative
               --------------
Agent for the account of each Lender (pro rata in accordance with its
                                      --- ----
Percentage), within fifteen days of the last day of November 1996, and thereafter within fifteen days of the last day of each calendar month until the Termination Date, and on the Termination Date, a Commitment fee computed at the rate of 0.375% per annum on the average daily unused amount of the Aggregate Commitment during the month preceding the date of such payment (commencing, in the case of the first of such periods, on and as of the Effective Date), payable in arrears for the month then ending.

          6.6  [Reserved]

          6.7  Agents' Fees.  The Company agrees promptly to pay to each Agent
               ------------
such fees as may be agreed from time to time by the Company and such Agent.

          6.8  Computation of Interest and Fees.  Interest on Eurodollar Loans
               --------------------------------
shall be computed for the actual number of days elapsed on the basis of a 360-day year. Interest on Base Rate Loans and all fees shall be computed for the actual number of days elapsed on the basis of a 365- or, if applicable, 366-day year. The interest rate applicable to each Base Rate Loan, and after maturity of any other Type of Loan the interest rate applicable to such Loan, shall change simultaneously with each change in the Base Rate without any notice or other action involving the Company.

          SECTION 7  LOAN PROCEDURES;
                     CONVERSIONS AND CONTINUATIONS.

          7.1  Procedure for Loans.
               -------------------

          (a)  Loan Requests.  The Company shall give the Administrative Agent
               -------------
irrevocable telephonic notice (promptly confirmed in writing on the same day), not later than 9:30 a.m., Chicago time, of each borrowing of Loans (i) in the case of a Eurodollar Loan, at least three (3) Business Days prior to the Funding Date for such Loans and (ii) in the case of a Base Rate Loan, at least one (1) Business Day prior to the Funding Date for such Loans. The Administrative Agent shall advise each Lender of such notice promptly, but in any event on the same day as received, and, in the case of Eurodollar Loans, request each Reference Lender to notify the Administrative Agent of its applicable rate (as contemplated in the definition of Eurodollar Rate). Each such notice from the Company to the Administrative Agent shall be substantially in the form of

Exhibit B ("Loan Request") with appropriate insertions, and shall specify (i)
---------
the Funding Date for the Loans requested, (ii) the aggregate amount of the Loans requested (in an amount permitted under Section 7.1(b)), (iii) whether the
                                        --------------
requested Loans shall be Eurodollar Loans or Base Rate Loans, and (iv) in the case of Eurodollar Loans, the Interest Period therefor (subject to the limitations set forth in the definition of Interest Period).

          (b)  Amount and Increments of Loans.  Each of the Company's Loan
               ------------------------------
Requests shall request Loans in a minimum aggregate amount of $5,000,000 or an integral multiple of $1,000,000 over such amount, not to exceed, in the aggregate at any one time outstanding, the limits specified in Section 2.2.
                                                               -----------

          (c)  Funding of Loans.
               ----------------

          (i) Not later than 12:00 noon, Chicago time, on each Funding Date for Loans, each Lender shall provide (subject to netting pursuant to Section
                                                                      -------
     7.1(d)) the Administrative Agent at such Agent's Funding Office for Base
     ------
     Rate Loans with immediately available Dollars covering such Lender's Loan and, if the conditions set forth in Section 12 shall have been satisfied
                                         ----------
     not later than 9:00 a.m., Chicago time, on such date, such Agent shall pay over such funds to the Company on such day. If such conditions have not been satisfied prior to such time, then (A) such Agent shall not pay over such funds to the Company on such day, (B) the Loan Request related to such Loan shall be deemed cancelled in its entirety, (C) the Company shall be liable to each Lender in accordance with Section 9.5, and (D) such Agent
                                              -----------
     shall return the amount previously provided to such Agent by each Lender on the next following Business Day together with interest on such amount for each day that elapses from and including such Loan's originally scheduled Funding Date to but excluding the day on which such Agent so returns such amount at the Federal Funds Rate for each such day, based upon a year of 360 days.

          (ii) The Company, notwithstanding its previous delivery of any documents required under Section 12 with respect to a particular Loan,
                              ----------
     agrees to notify the Administrative Agent immediately of any failure to satisfy the conditions precedent to the making of any Loan. The Administrative Agent shall be entitled to assume, after it has received each of the documents required under Section 12 with respect to a
                                          ----------
     particular Loan, that each of the conditions precedent to the making of such Loan have been satisfied absent actual knowledge to the contrary received by such Agent prior to the time of the receipt of such documents.

          (d)  Netting.  If any Lender makes a Loan hereunder on a day on which
               -------
the Company is to repay all or any part of any outstanding Loan, as the case may be, held by such Lender, such Lender shall apply the proceeds of such new Loan to make such repayment and only an amount equal to the positive difference, if any, between the amount being borrowed from such Lender and the amount being repaid to such Lender shall be made available by such Lender to the Administrative Agent as provided in Section 7.1(c).
                                    --------------

          7.2  Conversion and Continuation Procedures.
               --------------------------------------

          (a) The Company may (i) Convert all or any part of any Group of outstanding Loans (on a pro rata basis among the Lenders based upon their
                        --- ----
respective Percentage share of such Group) into Loans of a different Type or
(ii) Continue on the same basis all or any part of any Group of outstanding Loans as the same Type; provided, that, in any case the Company shall give an
                        --------  ----
irrevocable notice of such Conversion or Continuation (a "Conversion Notice") to the Administrative Agent by 10:00 a.m., Chicago time, on a day which in the case of a Conversion into or a Continuation of Base Rate Loans is at least one (1) Business Day prior to the proposed date of such Conversion or Continuation and, in the case of a Conversion into or a Continuation of Eurodollar Loans, is at least three (3) Business Days prior to such date. Each such Conversion Notice shall be effective upon the Administrative Agent's receipt thereof, shall be in writing (or by telephone promptly confirmed in writing on the same day), shall specify the date and amount of such Conversion or Continuation, the Group of Loans to be so Converted or Continued, the Type of Loans to be Converted into, and the Interest Period(s) to be applicable to such Loans (in the case of Eurodollar Loans). Promptly upon receipt of each Conversion Notice the Administrative Agent shall advise each Lender thereof and, in the case of Conversions into or Continuations of Eurodollar Loans, shall request each Reference Lender to notify such Agent of its applicable rate (as contemplated in the definition of Eurodollar Rate).

          (b) Each Conversion or Continuation of Loans shall be in an aggregate principal amount of at least $5,000,000 and an integral multiple of $1,000,000 over such amount. If the Company does not deliver a Conversion Notice on or before the day that is three (3) Business Days before the last day of the then current Interest Period with respect to any Loan that is a Eurodollar Loan, such Loan automatically shall be Converted into a Base Rate Loan at the end of its then current Interest Period unless theretofore paid in full. If the Company does not deliver a Conversion Notice on or before the day before the last day of the then current Interest Period with respect to any Loan that is a Base Rate Loan, such Loan automatically shall be Continued as a Base Rate Loan at the end of its then current Interest Period unless theretofore paid in full.


          SECTION 8  MAKING AND SHARING OF PAYMENTS AND
                     PREPAYMENTS; SETOFF; TAXES; RECORDKEEPING.

          8.1  Making of Payments.
               ------------------

          (a) All payments of principal of, or interest on, the Loans, and all payments of Commitment fees, shall be made by the Company to the Administrative Agent in immediately available Dollars for the account of the Lenders or the holders of the applicable Loans, as the case may be pro rata according to the Percentage of each Lender. All such payments shall be made (or initiated, in the case of payments being made by Fedwire) to the Administrative Agent or applicable Lender, as the case may be, at its respective office shown below its signature hereto (or at such other office as may be designated from time to time by the Administrative Agent or such Lender by notice to the other parties), not later than 12:00 noon, Chicago time, on the date due; and funds received after that hour shall be deemed to have been received by the Administrative Agent or applicable Lender, as the case may be, on the next following Business Day. Notwithstanding the foregoing, all payments under Section 9 shall be made by the
                                                  ---------
Company directly to the Persons entitled thereto.

          (b)  Voluntary Loan Prepayments.  The Company may voluntarily prepay
               --------------------------
Loans from time to time in whole or in part, provided that (a) the Company shall give the Administrative Agent (which shall promptly advise each Lender) not less than three (3) Business Days' (in the case of Eurodollar Loans) or one (1) Business Day's (in the case of Base Rate Loans) prior notice thereof, specifying the Loans to be prepaid and the date and amount of prepayment, (b) any prepayment of any Loan shall include accrued interest on the principal amount being paid to the date of prepayment, (c) [Reserved], (d) any prepayment of a

Eurodollar Loan shall be subject to the provisions of Section 9.5, and (e) Loans
                                                      -----------
in the same Group shall be prepaid on a pro rata basis among the Lenders based
                                        --- ----
upon their respective Percentage of such Group.

          8.2  Sharing of Payments.  If any Lender, other holder of a Loan, or
               -------------------
any Participant or Assignee shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise) on account of principal of, interest on or fees or other amounts hereunder in excess of the share of payments and other recoveries (exclusive of payments or recoveries under Sections 8.4 and 9 such Lender or other Person would have received if such
               ---     -
payment or recovery had been in accordance with Section 8.1(a), such Lender or
                                                --------------
other Person shall purchase from the other Lenders or Persons, in a manner to be specified by the Administrative Agent, such participations in the Loans, as the case may be, held by them as shall be necessary to cause such purchasing Lender or other Person to share the excess payment or other recovery ratably with each of them in accordance with Section 8.1(a); provided, however, that if all or any
                           --------------  --------  -------
portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender or Person, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

          8.3  Setoff.  The Company agrees that each Agent, each Lender (with
               ------
respect to its Loans and with respect to any participations it purchases pursuant to Section 8.2, with the same effect as if the amount of such
            -----------
participating interest were owing directly to such Lender) and each holder of a Note shall have all rights of setoff and bankers' lien provided by applicable law and, in addition thereto, the Company agrees that at any time (i) any amount owing by the Company under this Agreement or any Note is then due, directly or indirectly, to any Agent, any Lender or any such holder, or (ii) any Event of Default shall have occurred and be continuing, each Agent, each Lender and each such holder may apply to the payment of such amount any and all balances, credits, deposits, accounts or moneys of the Company then or thereafter with such Agent, such Lender or such holder, it being understood that the aggregate amounts set off shall at no time exceed the Liabilities.

          8.4  Taxes.
               -----

          (a) All payments made by the Company to any Agent or any Lender under or in connection with this Agreement and the Notes shall be made without any setoff or counterclaim, and free and clear of and without deduction or withholding for or on account of any present or future Taxes now or hereafter imposed by any governmental or other authority, except to the extent that such deduction or withholding is compelled by law. As used herein, the term "Taxes" shall include all income, excise and other taxes of whatever nature (other than taxes generally assessed on the overall net income of any Agent or any Lender, as the case may be, by the government or other authority of the country in which such Agent or such Lender is incorporated or in which such Lender's Funding Office or the office through which such Agent is acting is located provided that taxes so assessed on any additional amounts payable hereunder shall constitute "Taxes") as well as all levies, imposts, duties, charges or fees of whatever nature. If the Company is compelled by law to make any such deductions or withholdings it will:

          (i) pay to the relevant authorities the full amount required to be so withheld or deducted;

          (ii) (except to the extent that such deduction or withholding results from the breach, by the recipient of a payment, of its agreement, if any, contained in Section 8.4(b) or would not be required if such recipient's
                  --------------
     representation or warranty contained in Section 8.4(b), if any, were true)
                                             --------------
     pay such additional amounts (including, without limitation, any penalties, interest or expenses) as may be necessary in order that the net amount received by each Agent and each Lender after such deductions or withholdings (including any required deduction or withholding on such additional amounts) shall equal the amount such payee would have received had no such deductions or withholdings been made; and

          (iii) promptly forward to the Administrative Agent (for delivery to such payee) an official receipt or other documentation satisfactory to the Administrative Agent and such payee evidencing such payment to such authorities.

          Moreover, if any Taxes are directly asserted against any Agent or any Lender, such payee may pay such Taxes and the Company (except to the extent that such Taxes result from the breach, by such payee, of its agreement contained in

Section 8.4(b), if any, or would not be asserted if such payee's representation
--------------
or warranty contained in Section 8.4(b), if any, were true) promptly shall
                         --------------
reimburse the payee for such Taxes and shall pay such additional amount (including, without limitation, any penalties, interest or expenses in connection therewith) as may be necessary in order that the net amount received by such payee after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such payee would have received had no such Taxes been asserted. For purposes of this Section 8.4, a distribution
                                                -----------
hereunder by any Agent to or for the account of any Lender shall be deemed to be a payment by the Company. The Company's agreement under this Section 8.4 shall
                                                              -----------
survive repayment of the Liabilities, cancellation of the Notes and/or any termination of this Agreement.

          (b) In consideration of, and as a condition to, the Company's undertakings in Section 8.4(a), each Lender which is a Non-United States Person
                --------------
agrees (to the extent it is permitted to do so under the laws and any applicable double taxation treaty of the jurisdiction of its incorporation and the jurisdiction in which its Funding Office is located) to execute and deliver to the Administrative Agent for delivery to the Company, before the first scheduled payment date hereunder in each calendar year, either (i) two United States Internal Revenue Service Forms 1001 or (ii) two United States Internal Revenue Service Forms 4224 together with two United States Internal Revenue Service Forms W-9, or any successor forms, as appropriate, properly completed and claiming complete or partial, as the case may be, exemption from withholding and deduction of United States Federal Taxes. Each Lender which is a Non-United States Person represents and warrants to the Company that, at the Effective Date, (x) its Eurodollar Loan and Base Rate Loan Funding Offices are entitled to receive payments of interest hereunder without deduction or withholding for or on account of any Taxes imposed by the United States or any political subdivision thereof and (y) it is permitted to take the actions described in the preceding sentence under the laws and any applicable double taxation treaties of the jurisdictions specified in the preceding sentence.

          (c) If at any time any Lender by reason of payment by the Company of any Taxes determines in its sole discretion that it has obtained a net credit against, or return or reduction of, any tax (other than the tax to which the payment by the Company relates) payable by it which it would not have enjoyed but for such payment ("Tax Benefit"), such Lender shall thereupon pay to the Company the amount which such Lender shall certify to be the amount that, after payment, will leave such Lender in the same economic position it would have been in had it received no such Tax Benefit ("Equalization Amount"); provided,
                                                                --------
however, that (i) if such Lender shall subsequently determine that it has lost
-------
the benefit of all or a portion of such Tax Benefit, the Company shall promptly remit to such Lender the amount certified by such Lender to be the amount necessary to restore such Lender to the position it would have been in if no payment had been made pursuant to this Section 8.4(c), (ii) if such Lender shall
                                       --------------
be prevented by applicable law from paying the Company all or any portion of the Equalization Amount owing the Company, such payment need not be made, (iii) such Lender shall be under no obligation to utilize any Taxes either as credits or deductions, (iv) the Company shall not be entitled to require such Lender to supply it with details of its tax position and (v) nothing contained herein shall interfere with the right of any Lender to arrange its tax affairs as it sees fit. A certificate submitted by a Lender pursuant to this Section 8.4(c)
                                                                --------------
shall be conclusive, in the absence of manifest error.

          SECTION 9  CHANGE OF CIRCUMSTANCES.

          9.1  Reserve and Capital Adequacy Costs.
               ----------------------------------

          (a) If Regulation D shall require reserves actually to be maintained in connection with any Eurodollar Loan or any Eurocurrency liabilities with respect thereto of any Lender, regardless of whether such Eurodollar Loan is then outstanding, such Lender may require the Company to pay (and the Company agrees to pay) additional interest on such Eurodollar Loan at a rate per annum equal to the difference between the Eurodollar Rate (Reserve Adjusted) and the Eurodollar Rate for such Eurodollar Loan's Interest Period. Any Lender wishing to require such payment with respect to any such Eurodollar Loan or any Eurocurrency liabilities with respect thereto shall give notice thereof at least three (3) Business Days prior to the last day of such Eurodollar Loan's Interest Period if such Eurodollar Loan is then outstanding or at least one (1) Business Day prior to the commencement of such Interest Period if such Eurodollar Loan is not then outstanding. On the last day of each Interest Period relating to each such Eurodollar Loan of such Lender, the Company shall pay directly to such Lender such additional interest. Once given, each such notice by a Lender shall be deemed automatically to continue in effect and apply to all of such Lender's Eurodollar Loans until such Lender revokes such notice. At such time, if any, as such Lender shall not be required so to maintain reserves, such Lender agrees so to notify the Company.

          (b) If a Lender reasonably determines that the amount of capital required or expected to be maintained by such Lender, any Funding Office of such Lender or any corporation controlling such Lender attributable to this Agreement, the Loans or its obligation to make Loans hereunder is increased as a result of a Change (as hereinafter defined), then, within 15 days of demand by such Lender (with a copy of such demand to the Administrative Agent), the Company shall pay such Lender the amount which such Lender determines is necessary to compensate it for any reduction in the rate of return on capital to an amount below that which such Lender, such Funding Office or such corporation could have achieved but for such Change and is attributable to this Agreement, the Loans or its obligation to make Loans hereunder. "Change" means (i) any change after the Effective Date in the Risk-Based Capital Guidelines (as hereinafter defined) or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the Effective Date which affects the amount of capital required or expected to be maintained by any Lender or any Funding Office or any corporation controlling any Lender or (iii) any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or (iv) compliance by any Lender (or any Funding Office or corporation of any Lender) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the Effective Date, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the Effective Date.

          9.2  Increased Costs.  If (i) Regulation D, or (ii) after the
               ---------------
Effective Date, the adoption of, or any change in, any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any Funding Office of such Lender) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, whether or not having the force of law,

          (a) shall subject any Lender (or any Funding Office of such Lender) to any tax, duty or other charge with respect to its Eurodollar Loans, its Notes, or its obligation to make Eurodollar Loans, or shall change the basis of taxation of payments to any Lender (or any Funding Office of such Lender) of the principal of or interest on its Eurodollar Loans owed to it or any other amounts due under this Agreement in respect of its Eurodollar Loans, its Notes, or its obligation to make Eurodollar Loans (except for changes in the rate of tax on the overall net income of such Lender or its Funding Office imposed by the government or other authority of the country in which such Lender is incorporated or in which such Lender's Funding Office is located); or

          (b) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve included in the determination of interest rates pursuant to Section 6), special deposit,
                                                 ---------
     capital adequacy, minimum capital, capital ratio, deposit insurance or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (or any Funding Office of such Lender); or

          (c) shall impose, modify or deem applicable any capital adequacy or similar requirement on any Lender; or

          (d) shall impose on any Lender (or any Funding Office of such Lender) any other condition affecting its Eurodollar Loans or its Notes or its obligation to make or maintain Eurodollar Loans;

and the result of any of the foregoing is to increase the cost to (or in the case of Regulation D, to impose an additional cost on) such Lender (or any Funding Office of such Lender) of making or maintaining any Eurodollar Loan, or to reduce the amount of any sum received or receivable by such Lender (or such Lender's Funding Office) under this Agreement or under its Notes with respect thereto, or to reduce the rate of return on such Lender's capital to a level below that which such Lender could have achieved but for such adoption or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount which such Lender determines to be material, then within 10 days after demand by such Lender (which demand shall be accompanied by a statement setting forth the basis of such demand), the Company shall pay directly to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or such reduction.

          Each Lender promptly shall notify the Company and the Administrative Agent of any event of which it has knowledge, occurring after the Effective Date, which will entitle such Lender to compensation pursuant to this Section
                                                                      -------
9.2 and will designate a different Funding Office if such designation will avoid
---
the need for, or reduce the amount of, such compensation and will not, in such Lender's sole judgment, be otherwise disadvantageous to such Lender.

          9.3  Basis for Determining Interest Rate Inadequate or Unfair.  If
               --------------------------------------------------------
with respect to any Interest Period:

          (a) the Reference Lenders advise the Administrative Agent that deposits in Dollars (in the applicable amounts) are not being offered by the Reference Lenders in the relevant market for such Interest Period, or the Administrative Agent otherwise determines (which determination shall be binding and conclusive on all parties) that, by reason of circumstances affecting the London interbank eurodollar market, adequate and reasonable means do not exist for ascertaining the applicable Eurodollar Rate; or

          (b) the Required Lenders advise the Administrative Agent, as the case may be, that, as determined by the Administrative Agent or such Lender, the Eurodollar Rate, in the case of Eurodollar Loans, will not adequately and fairly reflect the cost to the Required Lenders (or such Lender) of maintaining or funding Eurodollar Loans for such Interest Period, or that the making or funding of Eurodollar Loans has become impracticable as a result of an event occurring after the Effective Date which in such Required Lenders' (or such Lender's) opinion materially affects such Eurodollar Loans, then so long as such circumstances shall continue:  (i) the Administrative Agent
----
promptly shall notify the Company and the Lenders thereof, (ii) in the case of Eurodollar Loans, no Lender shall be under any obligation to make Eurodollar Loans or to Continue any Loan as, or Convert any Loan to, a Eurodollar Loan.

          9.4  Changes in Law Rendering Certain Loans Unlawful.  In the event
               -----------------------------------------------
that any change in (including the adoption of any new) applicable laws or regulations, or in the interpretation of applicable laws or regulations by any governmental or other regulatory body charged with the interpretation or administration thereof, would, in any Lender's opinion, make it unlawful for such Lender to make, maintain or fund Eurodollar Loans, then (a) such Lender shall promptly notify each of the other parties hereto, (b) all Lenders' obligations (if any) to make any Eurodollar Loan made unlawful for such Lender shall, upon the effectiveness of such event, be suspended for the duration of such unlawfulness, and (c) on the last day of the then current Interest Period for each such Eurodollar Loan (or, in any event, if such Lender so requests, on such earlier date as may be required by the relevant law, regulation or interpretation), such Eurodollar Loan shall be repaid in full, together with accrued interest and any amounts payable under Section 9.5.
                                               -----------

          9.5  Funding Losses.  The Company hereby agrees that upon demand by
               --------------
any Lender (which demand shall be accompanied by a statement setting forth the basis for the calculations of the amount being claimed) the Company will indemnify such Lender against any net loss or expense which such Lender may sustain or incur (including, without limitation, any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain Eurodollar Loans), as reasonably determined by such Lender, as a result of (a) any payment or mandatory or voluntary prepayment (including, without limitation, any payment resulting from an acceleration upon the occurrence of any Event of Default or Change of Control) of any Eurodollar Loan of such Lender on a date other than the last day of such Loan's Interest Period, (b) any Conversion of any Eurodollar Loan on a date other than the last day of such Loan's Interest Period, or (c) any failure of the Company to borrow, Continue or Convert any Loans on the originally scheduled date specified therefor pursuant to this Agreement (including, without limitation, any failure to borrow resulting from any failure to satisfy the conditions precedent to such borrowing). For this purpose, all notices to the Administrative Agent pursuant to this Agreement shall be deemed to be irrevocable.

          9.6  Discretion of Lenders as to Manner of Funding.
               ---------------------------------------------

          (a) Notwithstanding any other provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit; it being understood,
                                                    -- ----- ----------
however, that for the purposes of this Agreement all determinations hereunder
-------
shall be made as if such Lender had actually funded and maintained each Eurodollar Loan during the Interest Period for such Loan through the purchase of deposits having a maturity (and in the case of Eurodollar Loans, bearing interest at the Eurodollar Rate) corresponding to such Interest Period.

          (b) The Company shall not be obligated under this Agreement to make any greater payment to any Lender which changes any Funding Office than such Lender would have been entitled to receive if such Funding Office had not been changed, unless such Funding Office was changed (i) with the Company's prior written consent, (ii) at the Company's request, (iii) to mitigate or avoid the suspension of such Lender's obligations or the requirement of payment of increased costs in the circumstances contemplated by Section 9.1(a), 9.2, 9.3 or
                                                     --------------  ---  ---
9.4, or (iv) at a time when the circumstances giving rise to such greater
---
payment did not exist.

          9.7  Conclusiveness of Statements; Survival of Provisions.
               ----------------------------------------------------
Determinations and statements of any Lender pursuant to Sections 9.1 through 9.6
                                                        ------------         ---
shall be conclusive absent manifest error, and the provisions of Sections 9.1
                                                                 ------------
through 9.6 shall survive termination of this Agreement and payment of the
        ---
Notes.


          SECTION 10  REPRESENTATIONS.

          To induce the Lenders to enter into this Agreement and to make Loans hereunder, the Company hereby makes the following representations and warranties to the Agents and the Lenders:

          10.1  Organization, etc.  The Company is a corporation duly organized,
                -----------------
validly existing and in good standing under the laws of the State of Illinois; each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of its respective incorporation; and each of the Company and each Subsidiary is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required and the failure so to qualify would have a material adverse effect on the business, credit, operation, financial condition or prospects of the Company and its Restricted Subsidiaries taken as a whole.

          10.2  Authorization; No Conflict.  The execution, delivery and
                --------------------------
performance of this Agreement and the Notes, and the borrowings hereunder, (i) are within the Company's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not require any governmental approval which has not been previously obtained (and each such governmental approval that has been previously obtained remains effective), (iv) do not and will not contravene or conflict with any provision of law, or of any judgment, decree or order, or of the Company's charter or by-laws, and (v) do not and will not contravene or conflict with, or cause any Lien to arise under, any provision of any agreement binding upon the Company, any Subsidiary or any of their respective properties.

          10.3  Validity and Binding Nature.  This Agreement is, and the Notes
                ---------------------------
when duly executed and delivered by the Company will be, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforcement may be limited by the application of bankruptcy, moratorium, reorganization or other laws affecting the rights of creditors generally or by general principles of equity (whether or not a proceeding is brought in a court of law or equity).

          10.4  Financial Statements.
                --------------------

          (a) The Company has furnished to the Lenders true and correct copies of the Company's audited consolidated financial statements as at December 30, 1995, and its unaudited consolidated financial statements as at June 29, 1996. Such financial statements have been prepared in conformity with GAAP (subject to normal year-end audit adjustments in the case of such unaudited consolidated financial statements, and subject to the information set forth in the footnotes to such audited consolidated financial statements), and fairly present the financial condition of the Company and its Subsidiaries as at such dates and the results of their operations for the periods then ended.

          (b) Since either of the dates of the financial statements referred to in Section 10.4(a), there has been no material adverse change in the business,
   ---------------
credit, operations, financial condition or prospects of the Company and its Subsidiaries taken as a whole.

          10.5  Litigation and Contingent Liabilities.  No Material Litigation
                -------------------------------------
is pending or, to the Company's knowledge, threatened against the Company except as set forth in Schedule II or as set forth in the 10-K Report of the Parent for
                -----------
the fiscal year ended December 30, 1995, or the 10-Q Report of the Parent for the period ended June 29, 1996, all as filed with the SEC. Other than any liability incident to such Material Litigation, neither the Company nor its Subsidiaries have any material contingent liabilities not provided for or disclosed in the financial statements referred to in Section 10.4.
                                                     ------------

          10.6  Title to Property.  The Company and its Subsidiaries own and
                -----------------
hold, with respect to material real property, good and marketable title, and with respect to other material property, good and valid title, to their respective assets and property reflected in the financial statements referred to in Section 10.4 or acquired since such dates (other than assets and property
   ------------
sold or disposed of in the ordinary course of business), free and clear of any Lien except those referred to in Section 10.7 or permitted under Section 11.2
                                 ------------                    ------------
under the Existing Credit Agreements as incorporated herein pursuant to Section
                                                                        -------
11.
--

          10.7  Liens.  None of the assets of the Company or any Subsidiary is
                -----
subject to any Lien, except Liens shown in the financial statements referred to in Section 10.4 or in Schedule III or permitted under Section 11.
   ------------       ------------                    ----------

          10.8  Subsidiaries.  The Company has no Subsidiaries or Restricted
                ------------
Subsidiaries, as the case may be, except those listed in Schedule IV.
                                                         -----------

          10.9  Plans and Welfare Plans.  No steps have been instituted to
                -----------------------
terminate any Plan, no contribution failure has occurred with respect to any Plan sufficient to give rise to a lien under section 302(f) of ERISA, and no Plan has incurred an "accumulated funding deficiency" within the meaning of section 412 of the Code or Part 3 of Title I of ERISA. To the best of the Company's knowledge, no condition exists or event or transaction has occurred in connection with any Plan which is reasonably likely to have a material adverse effect on the business or financial condition of the Company and its ERISA Affiliates taken as a whole. Neither the Company nor any ERISA Affiliate has any material contingent liability with respect to any post-retirement benefit under a Welfare Plan, except for liability for continuation coverage described in Part 6 of Title I of ERISA, and except as listed on Schedule V.
                                                       ----------

          10.10  Investment Company Act.  The Company is neither an "investment
                 ----------------------
company" nor a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          10.11  Public Utility Holding Company Act.  Neither the Company nor
                 ----------------------------------
any Subsidiary is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          10.12  Regulations G, U and X.  The Company is not engaged
                 ----------------------
principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. None of the Company, the Parent, any Affiliate of either of them or any Person acting on their behalf has taken or will take action to cause the execution, delivery or performance of this Agreement, the Notes, the making of the Loans or the use of proceeds of the Loans to violate Regulation G, U or X of the Board of Governors of the Federal Reserve System.

          10.13  Labor Controversies.  There are no labor controversies pending
                 -------------------
or threatened against the Company or any of its Subsidiaries which, if adversely determined, would materially and adversely affect the business, credit, operations, financial condition or prospects of the Company and its Subsidiaries, taken as a whole.

          10.14  Tax Status.
                 ----------

          (a) All tax returns, reports and forms required to be filed with any domestic or foreign taxing authority in connection with any activities or assets of the Company or any Subsidiary have been filed, except where the failure to file any such return, report or form would not have any material adverse effect on the business or financial condition of the Company and its Subsidiaries taken as a whole.

          (b) All taxes required to be paid with respect to the activities or assets of the Company and its Subsidiaries have been duly paid or provisions deemed appropriate were made by the Parent and/or the Company and its Subsidiaries, on the books and records therefor, except such amounts (i) as are contested in good faith and as to which adequate reserves in accordance with GAAP were provided by the Company in accordance with the best estimates of ultimate liability by the entity responsible therefor or (ii) the non-payment of which would not have a material adverse effect on the business or financial condition of the Company and its Subsidiaries taken as a whole.

          (c) It is recognized and acknowledged by the Lenders that, from 1976 through June 22, 1988, for federal income tax purposes the Company and its Subsidiaries were members of the affiliated group of which Mobil Corporation ("Mobil"), the Company's ultimate parent corporation during such period, was the common parent, and the income of the Company and its Subsidiaries were included in the consolidated federal income tax returns of Mobil for such period. All filings and payments with respect to such period have been made directly by Mobil, and all refunds with respect thereto have been paid directly to Mobil; and the Company and its Subsidiaries have made and received payments with respect to such taxes under tax sharing agreements with Mobil and/or a Subsidiary thereof. Accordingly, all representations and warranties made in

Sections 10.14(a) and 10.14(b) with respect to federal income taxes as they
-----------------     --------
relate to such period are qualified to the best of the Company's general knowledge of Mobil's practices and procedures. To the best of its knowledge, the Company has made all payments which are now due to Mobil under such tax sharing agreements.

          10.15  No Default.  No event has occurred and no condition exists
                 ----------
which, upon the execution and delivery of this Agreement or upon the funding of any Loan, will constitute an Event of Default or Unmatured Event of Default.

          10.16  Compliance with Applicable Laws.  To the best of the Company's
                 -------------------------------
knowledge, the Company and its Subsidiaries are in compliance with the requirements of all applicable laws, rules, regulations and orders of all governmental authorities (Federal, state, local or foreign, and including, without limitation, employee benefit, environmental and health and safety laws, rules, regulations and orders), a breach of which would materially and adversely affect the business, credit, operations, financial condition or prospects of the Company and its Subsidiaries taken as a whole.

          10.17  Licenses, etc.  To the best of the Company's knowledge, neither
                 -------------
the Company nor any of its Subsidiaries has failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its respective properties or to the conduct of its respective business, which violation or failure to obtain might materially and adversely affect the business, credit, operations, financial condition or prospects of the Company and its Subsidiaries taken as a whole.

          10.18  Purpose.  The purpose of the Loans shall be for working capital
                 -------
purposes of the Company.


          SECTION 11  COVENANTS.

          From the Effective Date until the expiration or termination of all of the Lenders' Commitments, and thereafter until payment in full of all Liabilities, the Company agrees that, unless at any time the Required Lenders shall otherwise expressly consent in writing, it will comply with the covenants set forth in Section 11 of each of the Existing Credit Agreements with the same
             ----------
effect as if such covenants were set forth herein in full it being understood, however, that for purposes hereof (i) any amendment, modification or termination of the Existing Credit Agreements after the Effective Date shall be disregarded,
(ii) each reference in Section 11 of either of the Existing Credit Agreements to
                       ----------
"Change of Control", shall be deemed to
refer to a Change of Control as defined in this Agreement, (iii) Section
                                                                 -------
11.2(xii) of each of the Existing Credit Agreements shall be deemed to read as
---------
follows: "Liens in favor of the Agents (or any of them) or the lenders under this Agreement and the Existing Credit Agreements, provided that such Liens shall ratably secure all obligations of the Company in respect of loans under this Agreement and/or the Existing Credit Agreements and in respect of the Company's guaranty of loans under the Existing Signature Credit Agreement", and
(iv) each reference in the Existing Credit Agreements to "this Agreement" or "Notes" or "Liabilities" or the like shall be deemed to refer to this Agreement and the Notes and Liabilities under this Agreement, as the case may be.


          SECTION 12 CONDITIONS. Each Lender's obligation to make its Loans is subject to the following conditions:

            12.1  Documents.
            ---------------

          (a) On or before October 7, 1996, or such later date as may be agreed to by the Required Lenders (the "Effective Date"), the Administrative Agent shall have received all of the following, each duly executed and dated the Effective Date or such other date satisfactory to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent and special counsel to the Agents, and each (except for the Notes, of which only the originals shall be signed) in sufficient number of counterparts to provide one for each Lender:

               (i)  Credit Agreement.  Counterparts of this Agreement, whether
                    ----------------
          on the same or different counterparts, executed by the Company and all of the Lenders (or in the case of any Lender as to which an executed counterpart shall not have been so received, telegraphic, telefax, telex or other written confirmation of execution of a counterpart hereof by such Lender);

               (ii)  Notes.  One Note of the Company payable to the order of
                     -----
          each Lender;

               (iii)  Resolutions.  Certified copies of (i) the articles of
                      -----------
          incorporation and by-laws of the Company, (ii) resolutions of the Company's Board of Directors authorizing or ratifying the execution, delivery, performance of and borrowings under, respectively, this Agreement, the Notes, and any other documents provided for herein or therein to be executed by the Company and (iii) all documents evidencing any necessary corporate action, consents and governmental approvals (if any) with respect to this Agreement, the Notes and any other documents provided for herein or therein to be executed by the Company;

               (iv)  Good Standing.  Good standing certificate for the Company
                     -------------
          issued by the Secretary of State of Illinois;

               (v)  Incumbency and Signatures.  A certificate of the Secretary
                    -------------------------
          or an Assistant Secretary of the Company certifying the names of the officer or officers thereof authorized to sign this Agreement, the Notes and the other documents provided for in this Agreement, together with a sample of the true signature of each such officer (it being understood that each Agent and each Lender may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein);

               (vi)  Opinion of Counsel for the Company.  The opinion of
                     ----------------------------------
          Altheimer & Gray, counsel for the Company, addressed to the Agents and the Lenders, substantially in the form of Exhibit C;
                                                    ---------

               (vii)  Certificate.  A certificate signed by an Authorized
                      -----------
          Officer on behalf of the Company substantially in the form of Exhibit
                                                                        -------
          D to the effect that (i) on the Effective Date no Event of Default or
          -
          Unmatured Event of Default has occurred and is continuing or shall result from the making of any Loan on such date, (ii) the Company's representations and warranties contained in Sections 10.1 through
                                                      -------------
          10.18 are true and correct as of the Effective Date with the same
          -----
          effect as though made on the Effective Date, and (iii) all of the conditions set forth in this Section 12.1 have been satisfied;
                                       ------------

               (viii)  [Reserved]

               (ix)  Other.  Such other documents as the Administrative Agent or
                     -----
          any Lender may reasonably request.

          (b)  [Reserved]

          12.2  Conditions to Loans.  On and after the Effective Date, each
                -------------------
Lender's obligation to make Loans (including the initial Loan and each subsequent Loan) or a Continuation or a Conversion is subject, unless waived in writing by the Required Lenders, to the conditions precedent that:

          (a) no Event of Default or Unmatured Event of Default shall have occurred and be continuing or shall result from the making of such Loan;

          (b)  the Company's representations and warranties contained in

     Sections 10.1, 10.2, 10.3, 10.4(a), 10.7, 10.10, 10.11, 10.12, 10.15, and
     -------------  ----  ----  -------  ----  -----  -----  -----  -----
     10.18, shall be true and correct as of the date of such requested Loan,
     -----
     Continuation or Conversion with the same effect as though made on the date of such Loan, Continuation or Conversion; and

          (c)  such Loan shall not exceed the limits specified in Section
                                                                  -------
     2.2(a), (b) or (c).
     ------  ---    ---

Each request by the Company for a Loan or for a Continuation or a Conversion as described in this Section 12.2 shall be deemed to automatically constitute a
                  ------------
representation and warranty by the Company to the effect that all of the conditions set forth in this Section 12.2 for the making of such Loan will be
                             ------------
fully and completely satisfied as of the date of, and after giving effect to, the making of such Loan, Continuation or Conversion.


          SECTION 13  EVENTS OF DEFAULT AND THEIR EFFECT.

          13.1  Events of Default.  Each of the following shall constitute an
                -----------------
Event of Default under this Agreement:

          (a)  Non-Payment of Notes and Certain Fees.  Default, and continuance
               -------------------------------------
     thereof for three Business Days after notice thereof to the Company by any Agent, any Lender or the holder of any Note, in the payment (including any prepayment under Section 2.7) when due of (i) any principal of or interest
                      -----------
     on any Loan or (ii) any amount payable under Section 6.5, 6.6, or 6.7.
                                                  -----------  ---     ---

          (b)  Non-Payment of Certain Other Amounts under this Agreement.
               ---------------------------------------------------------
     Default, and continuance thereof for ten Business Days after notice thereof to the Company by any Agent, any Lender or the holder of any Note, in the payment when due of any material amount under this Agreement (and not constituting an Event of Default under clause (a) above).
                                            ----------

          (c)  Non-Payment of Finance Obligations.  Default in the payment when
               ----------------------------------
     due (subject to any applicable
     grace period), whether by acceleration or otherwise, of any Finance Obligation of the Company or any Restricted Subsidiary or default in the performance or observance of any obligation or condition with respect to any such Finance Obligation if (i) the effect of such default is to accelerate the maturity of any such Finance Obligation or cause any such Finance Obligation to be prepaid, purchased or redeemed or (ii) the holder or holders thereof, or any trustee or agent for such holders, (x) causes such Finance Obligation to become due and payable prior to its expressed maturity or to be prepaid, purchased or redeemed or (y) receives any payment (other than any payment which was scheduled to be made prior to the occurrence of such default), guarantee or security or other concession from or on behalf of Parent, the Company or any Restricted Subsidiary or (iii) in case such default is a default in the payment when due, such default has not been remedied within five Business Days after notice thereof to the Company by any Agent, any Lender, the holder of any Note or the holder or holders of such Finance Obligation or any trustee or agents for such holders; provided, however, that no such default under this clause (c)
              --------  -------                                  ----------
     shall constitute an Event of Default unless the amount of Finance Obligations so affected is at least $5,000,000.

          (d)  Bankruptcy, Insolvency, etc.  The occurrence of any of the
               ---------------------------
     following events: (i) the Company or any Restricted Subsidiary becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or (ii) the Company or any Restricted Subsidiary applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for the Company or such Restricted Subsidiary or any property thereof, or makes a general assignment for the benefit of creditors; or, (iii) in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Company or any Restricted Subsidiary or for a substantial part of the property of any thereof and is not discharged within 60 days; or (iv) any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding (except the voluntary dissolution, not under any bankruptcy or insolvency law, of a Restricted Subsidiary), is commenced in respect of the Company or any Restricted Subsidiary, and if such case or proceeding is not commenced by the Company or such Restricted Subsidiary, it is consented to or acquiesced in by the Company or such Restricted Subsidiary or remains for 60 days undismissed; or (v) the Company or any Restricted Subsidiary takes any corporate action to authorize, or in furtherance of, any of the foregoing; provided that the provisions of this Section 13.1(d) shall not apply to any
                                          ---------------
     Special Restricted Subsidiary to which the foregoing provisions of Section
                                                                        -------
     13.1(d) would otherwise apply, which together with all other Special
     -------
     Restricted Subsidiaries with respect to which an event described in the foregoing provisions of Section 13.1(d) shall have occurred, has assets
                             ---------------
     which do not exceed one percent (1%) of the total assets of the Company and its Restricted Subsidiaries.

          (e)  Specified Non-Compliance with this Agreement.  Failure by the
               --------------------------------------------
     Company to comply with or to perform its obligations under Sections 11.3
                                                                -------------
     through 11.6 and 11.20 of the Existing Credit Agreements as incorporated
             ----     -----
     herein pursuant to Section 11.
                        ----------

          (f)  Other Non-Compliance with this Agreement.  Failure by the Company
               ----------------------------------------
     to comply with or to perform its obligations under any provision of this Agreement (and not constituting an Event of Default under any of the other provisions of this Section 13.1) and (i) continuance of such failure for 30
                        ------------
     days after notice thereof to the Company by any Agent, any Lender or the holder of any Note specifying such failure if such failure can be cured with diligence within such 30-day period by the Company or can be cured by the payment of money, or (ii) continuance of such failure for 60 days after notice thereof to the Company by an Agent, any Lender or the holder of any Note specifying such failure if such failure cannot with diligence be cured within such 30-day period and cannot be cured by the payment of money.

          (g)  Representations and Warranties.  Any representation or warranty
               ------------------------------
     made by the Company herein is breached or contains any statement which is false or misleading in any material respect, or any schedule, certificate or other writing furnished by the Company to any Agent, any Lender or the holder of any Note pursuant to this Agreement contains any material statement which is false or misleading in any material respect on the date as of which the facts therein set forth are (or are deemed to be) stated or certified.

          (h)  Stock Ownership.  Until such time as under the provisions of
               ---------------
     Section 5 a Change of Control can no longer be deemed to have occurred,
     ---------
     Parent or Successor to Parent (except by reason of a merger of the Company into the Parent) shall fail to own, directly or indirectly, 100% of the capital stock (excluding Debt-Like Preferred Stock) of the Company (or any successor to the Company permitted by Section 11.6 of
                                                               ------------
     the Existing Credit Agreements as incorporated herein pursuant to Section
                                                                       -------
     11) free and clear of all Liens.  "Successor to Parent" refers to the
     --
     Person into which the Parent shall have been merged or in the case of a consolidation involving the Parent, the Person formed by such consolidation or in the case of the sale of substantially all the assets of the Parent, the Person to whom substantially all of the assets of the Parent shall have been transferred or conveyed; provided, in each case, voting shares of the capital stock of, or voting equity interests in, such Person are converted from or exchanged for Class A Common Stock.

          (i)  Judgments.  Final judgment or judgments (after the expiration of
               ---------
     all times to appeal therefrom) for the payment of money in excess of $5,000,000 in the aggregate shall be rendered against Company or any of its Restricted Subsidiaries and the same shall not be (i) fully covered by insurance or (ii) vacated, stayed, bonded, paid or discharged for a period of sixty (60) days.

          (j)  Retail Credit Program Agreement.  (i) An amendment which
               -------------------------------
     materially adversely affects the Lenders shall be made to the Retail Credit Program Agreement without the prior written consent of the Required Lenders, including, without limitation, any amendment to any provision thereto which secures any Seller Notes (other than as permitted by clause
     (ii) of this Section 13.1(j)) or provides for the mandatory payment of such Seller Notes on a date earlier than the date on which such Seller Notes are payable as at March 14, 1996 (except as otherwise contemplated in the "Loss Note Section" of the Memorandum of Understanding), or (ii) any of the Seller Notes shall be secured by any property or rights other than the receivables sold or financed under the Retail Credit Program Agreement, and collections and offset rights thereunder, or (iii) the Retail Credit Program Agreement shall fail to remain in full force and effect, or (iv) any default by the Company under the Retail Credit Program Agreement (after the expiration of any applicable grace period) shall occur and be continuing which has not been waived by the GE Capital Parties and which provides the GE Capital Parties thereunder with the right to terminate obligations of the GE Capital Parties to purchase customer receivables thereunder from the Company and to extend credit to the customers of the Company pursuant thereto, or (v) the Company or the GE Capital Parties shall give notice of termination or take any action to terminate thereunder (other than the notice to terminate the Retail Credit Program Agreement at the expiration of the term thereof (or such term as extended pursuant thereto) and other than a termination by the Company pursuant to which a wind down or transition of at least one year is provided).

          (k)  Other Agreements.  An Event of Default (as defined in each of the
               ----------------
     Long Term Credit Agreement, the Short Term Credit Agreement or the Existing Signature Credit Agreement) shall occur.

          13.2  Effect of Event of Default.  If any Event of Default described
                --------------------------
in Section 13.1(d) shall occur, automatically all of the Commitments (if they
   ---------------
have not theretofore terminated) shall immediately terminate and automatically all Liabilities shall become immediately due and payable, all without presentment, demand or notice of any kind all of which are hereby waived; and, in the case of any other Event of Default, unless such Event of Default shall have been cured, (i) the Administrative Agent may and, upon the written request of the Required Lenders, shall declare all Commitments (if they have not theretofore terminated) to be terminated whereupon all such Commitments (if they have not theretofore terminated) shall immediately terminate, and (ii) the Administrative Agent may and, upon the written request of the Required Lenders, declare all Liabilities to be due and payable, whereupon all such Liabilities shall become immediately due and payable, all without presentment, demand or notice of any kind, all of which are hereby waived. The Administrative Agent shall promptly advise the Company and each Lender of any such declaration, but failure to do so shall not impair the effect of such declaration. Notwithstanding the foregoing, no rescission of a termination of the Commitments shall be made without the written consent of all of the Lenders, and no rescission of any acceleration of any of the Loans shall be made without the written consent of the Lenders holding 100% of the aggregate unpaid principal amount of the Loans so accelerated.


          SECTION 14  THE AGENTS.

          14.1  Authorization.  Each Lender and the holder of each Note
                -------------
authorizes each Agent to act on behalf of such Lender or holder to the extent provided in this Agreement and in any other document or instrument delivered hereunder or in connection herewith, and to take such other action as may be reasonably incidental thereto. Subject to the provisions of Section 14.3, each
                                                             ------------
Agent, in its capacity as such, will take such action permitted by any agreement delivered in connection with this Agreement as may be requested in writing by the Required Lenders or all Lenders, as appropriate.

          14.2  Indemnification.  The Lenders severally agree to indemnify each
                ---------------
Agent, in its capacity as such, and each officer, director, employee and agent of each Agent (herein collectively called the "Agent Parties" and individually called an "Agent

Party"), ratably according to their respective Commitments to the extent not reimbursed by the Company, from and against any and all actions, causes of action, suits, losses, liabilities, damages, and expenses which may at any time (including without limitation at any time following the payment of any of the Liabilities) be imposed on, incurred by or asserted against such Agent Party in any way relating to or arising out of this Agreement, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by such Agent Party under or in connection with any of the foregoing; provided, that no Lender shall be liable for the payment to
                  --------
such Agent Party of any portion of such actions, causes of action, suits, losses, liabilities, damages, and expenses resulting from such Agent Party's gross negligence or willful misconduct. All obligations provided for in this

Section 14.2 shall survive satisfaction of the Liabilities, cancellation of the
------------
Notes and any termination of this Agreement.

          14.3  Action on Instructions of the Required Lenders.  As to any
                ----------------------------------------------
matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), no Agent shall be required to exercise any discretion or take any action, but each Agent shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon the Lenders (including, without limitation, all subsequent holders of the Notes); provided, however, that no Agent shall be
                                      --------  -------
required to take any action which exposes such Agent to personal liability or which is contrary to this Agreement or applicable law. The relationship between the Agents and the Lenders is and shall be that of agent and principal only and nothing herein contained shall be construed to constitute any Agent a trustee for any party hereto or any holder of a Note or of a participation therein nor to impose on any Agent duties and obligations other than those expressly provided for herein.

          14.4  Payments.
                --------

          (a) The Administrative Agent shall be entitled to assume that each Lender has made the proceeds of each of its Loans available in accordance with this Agreement unless such Lender notifies such Agent prior to 11:30 a.m., Chicago time, on the Funding Date for such Loan that it does not intend to make such Loan, it being understood that no such notice shall relieve such Lender of any of its obligations under this Agreement. If the Administrative Agent makes any payment to the Company on the assumption that a Lender has made the proceeds of its Loan available to the Administrative Agent but has not in fact done so, such Lender shall pay to the Administrative Agent on demand an amount equal to the amount of the Loan which it was obligated to make, together with interest thereon for each day that elapses from and including such Funding Date to the Business Day on which such sums become immediately available to the Administrative Agent, prior to 12:00 noon, Chicago time, at the Federal Funds Rate for each such day, based upon a year of 360 days.

          (b) Each Agent shall be entitled to assume that the Company has made all payments due hereunder on the due date thereof unless it receives notification prior to any such due date from the Company that the Company does not intend to make any such payment, it being understood that no such notice shall relieve the Company of any of its obligations under this Agreement. If any Agent distributes any payment to a Lender or any Assignee hereunder in the belief that the Company has paid to such Agent the amount thereof but the Company has not in fact paid to such Agent such amount, such Lender or Assignee shall pay to such Agent on demand an amount equal to the amount of the payment made by such Agent to such Lender, together with interest thereon for each day that elapses from and including the date on which such Agent made such payment to but excluding the Business Day on which the amount of such payment is returned to such Agent in immediately available funds prior to 12:00 noon, Chicago time, at the Federal Funds Rate for each such day, based upon a year of 360 days. If the amount of such payment is not returned to such Agent in immediately available funds within five (5) Business Days after such demand for payment was made by such Agent, such Lender or Assignee shall pay to such Agent on demand an amount calculated in the manner specified in the preceding sentence after substituting the term "Base Rate" for the term "Federal Funds Rate". A certificate of the Administrative Agent submitted to any Lender with respect to amounts owing under this Section 14.4(b) shall be conclusive absent manifest
                         ---------------
error.

          (c) Each Agent shall promptly remit to each Lender or other holder its share of all payments received by such Agent for the account of such Lender or holder, such remittance to be in Dollars and in same day funds (or, if different, the kind of funds received by such Agent). Unless expressly provided otherwise in this Agreement, each Agent shall distribute payments to the Lenders on the same day on which such Agent received the corresponding payment from the Company if such payment from the Company was received before 12:00 noon, Chicago time, and on the next Business Day if such payment from the Company was received after 12:00 noon, Chicago time, and if any Agent does not distribute payments to the Lenders on the day when due such Agent shall pay to each Lender entitled to receive payment, on demand by such Lender, interest on the payment due to such Lender for each day that elapses from and including the date on which such payment was due to but excluding the Business Day on which such payment is made to such Lender in immediately available funds prior to 12:00 noon, Chicago time, at the Federal Funds Rate for each such day, based upon a year of 360 days. If the amount of such payment is not made to any Lender in immediately available funds within five (5) Business Days after such payment was due to such Lender, such Agent shall pay to such Lender on demand an amount calculated in the manner specified in the preceding sentence after substituting the term "Base Rate" for the term "Federal Funds Rate". A certificate of any Lender submitted to any Agent with respect to amounts owing under this Section 14.4(c) shall be conclusive absent manifest error.
           ---------------

          14.5  Exculpation.  Each Agent shall be entitled to rely upon advice
                -----------
of counsel concerning legal matters, and upon this Agreement and any Note, security agreement, schedule, certificate, statement, report, notice or other writing which it believes to be genuine or to have been presented by a proper person. No Agent Party shall (i) be responsible for any recitals, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of, this Agreement or any Note, security agreement, schedule, certificate, statement, report, notice or other writing delivered hereunder or in connection herewith, (ii) be responsible for the validity, genuineness, perfection, effectiveness, enforceability, existence, value or enforcement of any collateral security, (iii) be deemed to have knowledge of an Event of Default or Unmatured Event of Default until after having received actual notice thereof from the Company or any Lender, (iv) be under any duty to inquire into or pass upon any of the foregoing matters, or to make any inquiry concerning the performance by the Company or any other obligor of its obligations, or (v) in any event, be liable as such for any action taken or omitted by it or them, except for its or their own gross negligence or willful misconduct. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity.

          14.6  Credit Investigation.  Each Lender acknowledges and shall cause
                --------------------
each actual or potential Assignee or Participant to acknowledge to such Lender in its assignment or participation agreement with such Lender that (i) it has made and will continue to make such inquiries and has taken and will take such care on its own behalf as would have been the case had it made the Loans directly to the Company without the intervention of any Agent or any other Person, and (ii) it has made and will continue to make its own credit analysis and decisions relating to this Agreement independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate. Each Lender agrees and acknowledges and shall cause each actual or potential Assignee or Participant to agree with, and acknowledge to, such Lender in its assignment or participation agreement with such Lender that no Agent or any other Lender makes any representations or warranties about the creditworthiness of the Company or any other party to this Agreement or with respect to the legality, validity, sufficiency or enforceability of this Agreement or any Note or the value of any security therefor.

          14.7  Agents and Affiliates.  Each Agent and each of its successors as
                ---------------------
an Agent shall have the same rights and powers hereunder as any other Lender and may refrain from exercising the same as though it were not an Agent, and each Agent and each such successor and its Affiliates may accept deposits from and generally engage in any kind of business with the Company or any Affiliate thereof as if such Agent and each such successor were not an Agent.

          14.8  Resignation and Removal.
                -----------------------

          (a) Any Agent may resign as such at any time upon at least 30 days' prior notice to the Company and the Lenders, and any Agent may be removed as such at any time by vote of the Required Lenders and notice to the retiring Agent and the Company. In the event of any such resignation or removal, the Required Lenders shall as promptly as practicable (but with five (5) Business Days' prior written notice being given to the Company) appoint a successor Agent. If no successor Agent shall have been so appointed, and shall have accepted such appointment within 30 days after either the retiring Agent's giving of notice of resignation or the Required Lenders' vote to remove the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof or under the laws of another country which is doing business in the United States and having a combined capital, surplus and undivided profits of at least $100,000,000.

          (b)  [Reserved]

          (c) Upon its acceptance of its appointment, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from all further duties and obligations as Agent under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Agreement shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.


          SECTION 15  GENERAL.

          15.1  Waiver; Amendments.  No delay on the part of any Agent, any
                ------------------
Lender or the holder of any Note in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. Except as otherwise specifically provided in this Agreement, the concurrence of the Required Lenders shall be required for any amendment, modification or waiver of, or consent with respect to, any provision of this Agreement, the Notes or other documents, instruments or agreements affecting the rights of such Lenders. Any amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          Notwithstanding the foregoing:

          (a) the consent of all Lenders shall be required for any amendment, modification, waiver or consent with respect to the following: (i) any change in the amount or the scheduled timing of the payment of principal or any extension of the maturity thereof, (ii) any reduction in the rate of interest or any change in the timing of the payment of such interest, (iii) any change or reduction in or any waiver of the amount of any fees under
     Section 6.5 or any change in the timing of the payment of any such fees,
     -----------
     (iv) any extension of such Commitment or any increase in the amount of such Commitment, or (v) any change in the allocation of proceeds or payments among the Lenders;

          (b) the consent of all Lenders shall be required for any amendment, modification, waiver or consent relating to any of the following items:
     (i) any change in Section 12.1, or (ii) any change in this Section 15.1, or
                       ------------                             ------------
     (iii) any change to the definition of Required Lenders or any provision which specifies the requisite level or number of Lenders which are required to amend, modify, waive or consent to any provisions of this Agreement.

          (c)  no provisions of Section 6.7 or Section 14 shall be amended,
                                -----------    ----------
     modified or waived without the consent of all Agents.

          15.2  Notices.
                -------

          (a) Except as otherwise expressly provided in this Agreement, any notice hereunder to the Company, any Agent, any Lender or other holder shall be in writing. Notices given by telegram, telex, telecopier or personal delivery shall be deemed to have been given and received when sent (and, in the case of telex, the appropriate answerback is received) and notices given by mail shall be deemed to have been given and received three Business Days after the date when sent by registered or certified mail, postage prepaid, and addressed to the Company, such Agent, or such Lender (or other holder) at its address shown below its signature hereto, or at such other address as any such Person may, by written notice received by such other persons, have designated as its address for such purpose. Any Agent, any Lender or the holder of any Note giving any waiver, consent or notice to, or making any request upon, the Company hereunder shall promptly notify each Lender and each other Agent thereof. Notices of Loan Requests made by the Company shall be directed to the persons specified for such purpose for each party on the signature pages hereto or in subsequent writings among the parties. Notices to any Agent in connection with borrowings, payments, Continuations or Conversions shall not be effective until actual receipt by such Agent.

          (b) Each Agent and each Lender shall be entitled to rely upon all telephonic notices without awaiting receipt of written versions of such notices and the Company shall hold each Agent, and each Lender harmless from, and shall indemnify each Agent and each Lender against, any loss, cost or expense ensuing from any such reliance.

          15.3 Computations.
               ------------

          (a)  [Reserved]

          (b)  [Reserved]

          (c) While the Company and GE Capital Parties intend that the sale of receivables to GE Capital Parties by the Company under the Retail Credit Program Agreement be considered sales by the Company and not secured loans to the Company by GE Capital Parties, such transaction may be classified as a loan under Financial Accounting Standards Board Statement No. 77. Irrespective of whether such receivables sale transactions are classified as a sale or a loan under Financial Accounting Standards Board Statement No. 77, such transactions shall be treated as sales without recourse for the purposes of this Agreement and not a secured loan.

          15.4  Participations; Assignments; Replacement of Lenders.
                ---------------------------------------------------

          (a)  Participations.  Subject to the provisions of this Section 15.4,
               --------------                                     ------------
any Lender may at any time, in the ordinary course of its commercial banking business and in accordance with applicable law, sell to one or more banks or other Persons (collectively, "Participants") participating interests in any Loan owing to such Lender, or any Note held by such Lender. In the event of any such sale to a Participant, upon request by the Company the selling Lender shall give written notice, to the Company stating the Participant's name and address and the amount of the participation purchased, but

          (i) the Company and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement,

          (ii) all amounts payable by the Company shall be determined as if such Lender had not sold such participation, and

          (iii) any Participant which is not an Affiliate of the selling Lender shall have no right to require the selling Lender to take or omit to take any action under this Agreement or any Note other than action directly affecting the extension of the stated maturity of any Loan, directly affecting any scheduled installment of principal or any scheduled reduction in the stated amount of, or interest on, any Loan in which such participation was sold, or reducing the principal or stated amount thereof or the rate of interest thereon or fees payable hereunder.

Each Lender agrees to incorporate the requirements set forth in the preceding sentence into each participation agreement which such Lender enters into with any Participant. The Company agrees that if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, if its participation agreement with the selling Lender so provides, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement or any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note; provided that such right of setoff
                                         --------
shall be subject to such Participant's obligation to share with the Lenders, and the Lenders agree to share with such Participant, as provided in Section 8.2.
                                                                 -----------
No participation contemplated in this Section 15.4 shall relieve any Lender
                                      ------------
either from its Commitment hereunder or from any of its other obligations hereunder and such Lender shall remain solely responsible for the performance thereof.

          (b)  Assignments.  Subject to the provisions of this Section 15.4, any
               -----------                                     ------------
Lender which is not an Agent may, with the Company's prior written approval (which approval shall not be unreasonably withheld or delayed by the Company, it being understood that upon the occurrence of a Default or an Event of Default the Company shall not have any right to withhold its approval), and any Lender which is an Agent may, without the Company's prior written approval, execute an assignment and acceptance substantially in the form of Exhibit E, with
                                                       ---------
appropriate insertions (herein individually called an "Assignment" and collectively called the "Assignments"), whereby such Lender shall assign, without recourse and without representation or warranty except as specifically set forth in said Assignment, to one or more banks or other entities (herein individually called an "Assignee" and collectively called the "Assignees") all or any part of such Lender's rights and benefits, and delegate all or any part of such Lender's obligations, under this Agreement and its Notes.

          Upon execution, delivery and acceptance of each Assignment, from and after the effective date specified therein, which effective date shall be at least five (5) Business Days after the execution thereof, the Company, the Agents and the Lenders agree that, to the extent of any such Assignment,

          (x) the Assignee thereunder shall, in addition to any rights, benefits and obligations hereunder held by it immediately prior to such effective date, have the rights, benefits and obligations of a Lender under this Agreement and the assignor Lender's Notes (including, without limitation, rights and benefits arising out of Section 9) and the same
                                                    ---------
     rights of setoff pursuant to Section 8.3 and obligation to share pursuant
                                  -----------
     to Section 8.2 as it would have if it were a Lender hereunder to the extent
        -----------
     that the same have been assigned and delegated to it pursuant to such Assignment, and

          (y) the assignor Lender shall, to the extent that rights, benefits and obligations hereunder have been assigned and delegated by it pursuant to such Assignment, relinquish its rights and benefits and be released from its obligations under this Agreement (and, in the case of an Assignment covering all or the remaining portion of an assignor Lender's rights, benefits and obligations under this Agreement, such Lender shall cease to be a party hereto), except that in all cases the assignor Lender shall remain entitled to the rights and benefits arising under Sections 6, 8.4,
                                                              ----------  ---
     9, 15.5 and 15.6 with respect to any period of time prior to the effective
     -  ----     ----
     date of any such Assignment, and shall remain liable with respect to any of its obligations arising under Sections 6.9, 8.4(c), 14.2 and 15.5, with
                                   ------------  ------  ----     ----
     respect to any matters arising prior to the effective date of any such Assignment;

     provided, that:
     --------

          (i) each Agent and each Lender shall be entitled to continue to deal solely and directly with the assignor Lender in connection with the interests so assigned and delegated to the Assignee until written notice of such Assignment, together with addresses and related information with respect to the Assignee, shall have been given to each Agent and each Lender by the assignor Lender and the Assignee,

          (ii) if the Assignee is a Non-United States Person, it shall deliver to the Company and the Administrative Agent a written representation and undertaking substantially similar to Section 8.4(b), and
                                          --------------

          (iii) the Company shall not be required to pay any costs, fees or taxes of any kind or nature with respect to the interest(s) assigned in excess of those payable by the Company in connection with such interest(s) prior to such assignment except for any costs, fees or taxes described in
     Section 8.4, 9 or 15.6.
     -----------  -    ----

Upon its receipt of an Assignment executed by an assignor Lender and an Assignee, together with the Notes subject to such Assignment, the Administrative Agent shall, if such Assignment has been completed and is in substantially the form of Exhibit E, accept such Assignment and forward a photostatic copy thereof
        ---------
to the Company. Within five (5) Business Days after its receipt of a photostatic copy of such Assignment, the Company shall execute and deliver to the Administrative Agent, to be exchanged for the Notes delivered to the Administrative Agent by the assignor Lender, new Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and, if the assignor Lender has retained a Commitment hereunder, new Notes payable to the order of the assignor Lender in an amount equal to the Commitment retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes, shall be dated the effective date of such Assignment, shall be payable to the order of the Assignee or the assignor Lender, shall otherwise be in substantially the form of such surrendered Notes, and shall constitute Notes under this Agreement. Such new Notes shall be in replacement and substitution for, and not in payment of, the Notes delivered to the Administrative Agent by the assignor Lender. The Administrative Agent shall deliver such new Notes to the payee or payees thereof and shall mark the Notes previously held by the assignor Lender as "replaced" and shall deliver the same to the Company. The Administrative Agent shall from time to time distribute a revised Schedule I
                                                                  ----------
giving effect to any Assignments or other modifications hereunder.

          (c)  Federal Reserve.  Anything contained in this Agreement to the
               ---------------
contrary notwithstanding, and without the need to comply with any of the formal or procedural requirements set forth in this Agreement, any Lender may at any time and from time to time grant a participation in, assign, deposit or pledge all or any portion of its rights under this Agreement or the Notes to a Federal Reserve Bank; provided, however, no such participation, assignment, deposit or
              --------  -------
pledge shall relieve such Lender of any of its obligations under this Agreement.

          (d)  Information.  Notwithstanding the terms of any previous
               -----------
confidentiality agreements with respect to the subject matter hereof between the Company and any Lender, from and after the Effective Date any Lender may furnish any information concerning the Parent, the Company and the Subsidiaries which has been furnished to such Lender pursuant hereto to any Assignee, Participant, or potential Assignee or Participant; provided, however, that the recipient of such information shall,
             --------  -------
prior to being furnished with any such information, agree to maintain the confidentiality of such information. Notwithstanding the foregoing sentence, any Agent, Lender, Assignee, Participant or potential Assignee or Participant shall be permitted to disclose information regarding the Company and its Subsidiaries (i) to any other Agent or Lender, or to any Assignee or Participant, (ii) to any Affiliate, agent or employee that agrees to be bound by this Section 15.4(d), (iii) upon order of any court or administrative agency,
     ---------------
(iv) upon the request or demand of any regulatory agency or authority having jurisdiction over such party, (v) which has been publicly disclosed, (vi) which has been obtained from any Person that is not a party hereto or an Affiliate, agent or employee of any such party, (vii) in connection with the exercise of any remedy hereunder, or (viii) to such Person's certified public accountants and its attorneys.

          15.5  Costs, Expenses and Taxes.
                -------------------------

          (a) The Company agrees to pay on demand all fees and out-of-pocket costs and expenses of the Agents, including the fees and out-of-pocket expenses of McDermott, Will & Emery as special counsel to the Agents (and of other counsel, if any, who may be retained by said counsel), in connection with the preparation, execution, delivery, syndication, administration and enforcement of this Agreement, the Notes and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith, and any and all waivers, consents, amendments, modifications, replacements or restatements relating to any thereof. Each Lender agrees to reimburse the Administrative Agent for such Lender's pro rata share (based upon its respective
                                       --- ----
Commitment) of any reasonable costs or expenses incurred by such Agent on behalf of the Lenders in connection with such administration and enforcement (including reasonable attorneys' fees and legal expenses) not paid by the Company except to the extent that such costs or expenses arise from such Agent's gross negligence or willful misconduct.

          (b) The Company further agrees (i) to pay on demand all reasonable fees and out-of-pocket expenses (including all attorneys' fees, legal expenses and allocated costs of staff counsel) of each Lender incurred directly in connection with the enforcement of this Agreement, the Notes and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith, and any and all amendments, modifications, replacements or restatements relating to any thereof, and (ii) to pay, and to save each Agent and the Lenders harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution and delivery of this Agreement, the borrowings hereunder, or the issuance of the Notes or of any other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith.

          (c)  Except as otherwise provided in the preceding paragraphs (a) and
(b), each party shall pay its own expenses in connection with this Agreement. All obligations provided for in this Section 15.5 shall survive repayment of the
                                     ------------
Loans, cancellation of the Notes and any termination of this Agreement.

          15.6  Indemnification.  In consideration of the execution and delivery
                ---------------
of this Agreement by the Agents and the Lenders, the Company hereby agrees to indemnify, exonerate and hold harmless each Lender, each Agent and each officer, director, employee and agent of each Lender and each Agent (herein collectively called the "Lender Parties" and individually called a "Lender Party") from and against any and all actions, causes of action, suits, losses, costs (including, without limitation, all documentary or other stamp taxes or duties), liabilities, damages and expenses (other than expenses covered by Section
                                                                  -------
15.5(a)) in connection therewith (irrespective of whether such Lender Party is a
-------
party to the action for which indemnification hereunder is sought), including, without limitation, reasonable attorneys' fees (including allocated costs of staff counsel) and disbursements (collectively herein called the "Indemnified Liabilities") incurred by the Lender Parties or any of them as a result of, or arising out of, or relating to any Loan or the use of the proceeds of any Loan except for any such Indemnified Liabilities arising on account of such Lender Party's gross negligence or willful misconduct and, if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. All obligations provided for in this Section 15.6 shall survive repayment
                                           ------------
of the Liabilities, cancellation of the Notes and any termination of this Agreement.

          15.7  Regulation U.  Each Lender represents that it in good faith is
                ------------
not relying, either directly or indirectly, upon any Margin Stock as collateral security for the extension or maintenance by it of any credit provided for in this Agreement.

          15.8  Captions.  Section captions used in this Agreement are for
                --------
convenience only, and shall not affect the construction of this Agreement.

          15.9  Governing Law; Severability.  This Agreement and each Note shall
                ---------------------------
be a contract made under and governed by the laws of the State of Illinois without regard to conflict of laws principles. All obligations of the Company and the rights of the Agents, the Lenders and any other holders of the Notes expressed herein or in the Notes shall be in addition to and not in limitation of those
provided by applicable law.   Whenever possible each provision of this Agreement
shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. Nothing herein shall require the Company to pay interest in excess of the maximum rate permitted by law.

          15.10  Waiver of Jury Trial.  Each of the Company, each Agent and each
                 --------------------
Lender waives any right to a trial by jury in any action or proceeding to enforce or defend any rights under this Agreement, any Note or any amendment, instrument, document or agreement delivered or which may in the future be delivered in connection herewith or arising from any banking relationship existing in connection with this Agreement, and agrees that any such action or proceeding shall be tried before a court and not before a jury.

          15.11  Counterparts; Effectiveness.  This Agreement may be executed in
                 ---------------------------
any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement. This Agreement shall become effective as of the Effective Date and the Administrative Agent shall so inform all of the parties hereto.

          15.12  Supersession.  This Agreement supersedes all prior or
                 ------------
contemporaneous agreements with respect to the subject matter hereof.

          15.13  Successors and Assigns.  This Agreement shall be binding upon
                 ----------------------
the Company, the Lenders and the Agents and their respective successors and assigns, and shall inure to the benefit of the Company, the Lenders and the Agents and the respective successors and assigns of the Lenders and the Agents, it being understood that subject to Section 11.6 of the Existing Credit
                                    ------------
Agreements as incorporated herein pursuant to Section 11, the Company shall not
                                              ----------
assign its rights hereunder without the consent of all of the Lenders.


                       *               *               *

          Delivered at Chicago, Illinois as of the day, month and year first above written.

                         MONTGOMERY WARD & CO., INCORPORATED

                         By: /s/ Douglas V. Gathany
                            -----------------------------
                         Name:   Douglas V. Gathany
                         Title:  Treasurer

                         One Montgomery Ward Plaza
                         844 North Larrabee
                         Chicago, Illinois  60671
                         Attention:  Treasurer
                         Telephone:  (312) 467-7238
                         Telecopy:   (312) 467-7421

                         Person to whom copies of notices under Section 13.2
                                                                ------------
                         should also be sent:

                         Montgomery Ward & Co., Incorporated
                         One Montgomery Ward Plaza
                         535 West Chicago Avenue
                         Chicago, Illinois  60671
                         Attention:  Secretary

                         THE BANK OF NOVA SCOTIA, in its individual capacity and in its capacity as Administrative Agent

                         By:   /s/ F.C.H. Ashby
                             -------------------------
                         Name:  F.C.H. Ashby
                               -----------------------
                         Title: Senior Manager Loan Operations
                                ------------------------------

                         THE BANK OF NOVA SCOTIA
                         Suite 2700
                         600 Peachtree NE
                         Atlanta, GA  30308

                         Telephone:  (404) 877-1500
                         Telecopy:   (404) 888-8998
                         Telex:      00542319

                         Person to whom all Loan Requests
                         should be addressed:

                         George Wong
                         Atlanta Agency

                         Telephone:  (404) 877-1500
                         Telecopy:   (404) 888-8998
                         Telex:      00542319

                         Base Rate Loan Funding Office:

                         The Bank of Nova Scotia
                         Atlanta Agency
                         Suite 2700
                         600 Peachtree NE
                         Atlanta, GA  30308

                         Eurodollar Loan Funding Office:

                         The Bank of Nova Scotia
                         Atlanta Agency
                         Suite 2700
                         600 Peachtree NE
                         Atlanta, GA  30308

                         THE BANK OF NEW YORK, in its individual capacity and in its capacity as Documentation Agent

                         By:   /s/ Michael Flannery
                             ------------------------
                         Name:  Michael Flannery
                         Title: Vice President

                         THE BANK OF NEW YORK
                         One Wall Street
                         New York, NY  10286

                         Telephone:  (212) 635-7885
                         Telecopy:   (212) 635-1483

                         Person to whom all Loan Requests
                         should be addressed:
                         Diane Burgess, 8th Floor
                         Telephone:  (212) 635-1311
                         Telecopy:   (212) 635-1483

                         Base Rate Loan Funding Office:
                         The Bank of New York
                         Commercial Loan Servicing Dept.
                         101 Barclay Street
                         New York, NY  10007

                         Eurodollar Loan Funding Office:
                         The Bank of New York
                         Euro Dollar/Cayman Funding Area
                         101 Barclay Street
                         New York, NY  10007

                         GENERAL ELECTRIC CAPITAL CORPORATION, in its individual capacity

                         By:   /s/ Jeffrey Werner
                             -------------------------
                         Name:   Jeffrey Werner
                               -----------------------
                         Title:  Senior Vice President
                                ----------------------

                         General Electric Capital Corporation
                         260 Long Ridge Road
                         Stanford, CT 06927

                         Telephone: (203) 357-4963
                         Telecopy:  (203) 357-4975
                         Telex:    ______________

                         Person to whom Loan correspondence
                         should be addressed:
                         Jeffrey Werner
                         Telephone:  (203) 357-4963
                         Telecopy:   (203) 357-4975
                         Telex:      _________________

                         Payment Office

                         Bankers Trust New York
                         ABA No. 021001033
                         For the Acct. of G.E.C.C. #50001677
                         Ref: Montgomery Ward interest fee
                         or principal

                         Base Rate Loan Funding Office:

                         General Electric Capital Corporation
                         ------------------------------------
                         Corporate Treasury Dept.
                         -------------------------------
                         201 High Ridge Road
                         -------------------------------
                         Stamford, CT 06927
                         -------------------------------

                         Eurodollar Loan Funding Office:

                         General Electric Capital Corporation
                         ------------------------------------
                         Corporate Treasury Dept.
                         -------------------------------
                         201 High Ridge Road
                         -------------------------------
                         Stamford, CT 06927
                         -------------------------------